UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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SUPERIOR DRILLING PRODUCTS, INC.

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SUPERIOR DRILLING PRODUCTS, INC.
1583 South 1700 East
Vernal, Utah 84078

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 15, 2015

Dear Stockholders:

We cordially invite you to attend our 2015 annual meeting of stockholders. The meeting will be held on June 15, 2015 at 9:00 a.m. (Mountain time), at our corporate offices at 1583 South 1700 East, Vernal, Utah 84078. At the meeting we will:

1.	Elect one Class I member of the Board of Directors to serve until our 2018 meeting of the stockholders;
2.	Approve the 2015 Long Term Incentive Plan.
3.	Ratify the appointment of Hein & Associates, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and
4.	Transact any other business as may properly come before the meeting.

Stockholders who owned our common stock at the close of business on April 30, 2015 may attend and vote at the meeting. A stockholders’ list will be available at our offices at 1583 South 1700 East, Vernal, Utah 84078 for a period of ten days prior to the meeting. We hope that you will be able to attend the meeting in person.

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy solicitation materials primarily via the internet, rather than mailing paper copies of these materials to each stockholder. On or about April 30, 2015, we will mail to each stockholder a Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials, vote, or request paper copies.

We look forward to seeing you at the meeting.

By order of the Board of Directors,

/s/ Annette D. Meier

Annette D. Meier
Secretary

April 30, 2015

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2015

This Notice of Annual Meeting and Proxy Statement and the Form 10-K are available on www.proxyvote.com.

YOUR VOTE IS IMPORTANT

Your vote is important. We urge you to review the accompanying Proxy Statement carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting.

SUPERIOR DRILLING PRODUCTS, INC.
1583 South 1700 East
Vernal, Utah 84078

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board of Directors is soliciting proxies for the 2015 annual meeting of stockholders to be held on June 15, 2015 at 9:00 a.m. (Mountain time), at our corporate offices at 1583 South 1700 East, Vernal, Utah 84078, and at any adjournments or postponements of the meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

We will pay the costs of soliciting proxies from stockholders. Our directors, officers and regular employees may solicit proxies on behalf of us, without additional compensation, personally or by telephone.

QUESTIONS AND ANSWERS

Q:	Who can vote at the meeting?
A:	The Board of Directors set April 30, 2015 as the record date for the meeting. You can attend and vote at the meeting if you were a common stockholder at the close of business on the record date, April 30, 2015. On that date, there were 17,291,646 shares of our common stock outstanding and entitled to vote at the meeting.
Q:	What proposals will be voted on at the meeting?
A:	Three proposals are scheduled to be voted upon at the meeting:
•	The election of one Class I member of the Board of Directors to serve until our 2018 meeting of the stockholders; and
•	The approval of the 2015 Long Term Incentive Plan (the “2015 Incentive Plan”); and
•	The ratification of the appointment of Hein & Associates, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.
Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:	Pursuant to rules adopted by the Securities and Exchange Commission (sometimes referred to herein as the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about April 30, 2015 we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners. All stockholders will have the ability, beginning on or about May 6, 2015, to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Q:	Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?
A:	No. The Notice of Internet Availability of Proxy Materials identifies the items to be voted on at the meeting, but you cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to vote via the Internet, by telephone or by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.

Q:	How can I get electronic access to the proxy materials?
A:	The Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to:
•	View our proxy materials for the meeting on the Internet; and
•	Instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	How do I cast my vote?
A:	For stockholders whose shares are registered in their own names, as an alternative to voting in person at the meeting, you may vote via the Internet, by telephone or, for those stockholders who request a paper proxy card in the mail, by mailing a completed proxy card. The Notice of Internet Availability of Proxy Materials provides information on how to vote via the Internet or by telephone or request a paper proxy card and vote by mail. Those stockholders who request a paper proxy card and elect to vote by mail should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as recommended by our Board of Directors on all matters, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any postponement or adjournment of the meeting. We do not know of any other business to be considered at the meeting.

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors or the approval of the 2015 Incentive Plan. Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for the election of directors or for the approval of the 2015 Incentive Plan unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly. See “Vote Required” following each proposal for further information.

If you hold shares through a broker, bank or other nominee and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting.

Q: Can I revoke or change my proxy?

A:	Yes. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Secretary at our principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a broker, bank or other nominee, you must contact that nominee to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the meeting if you obtain a legal proxy as described above.
Q:	How does the Board recommend I vote on the proposals?
A:	The Board recommends you vote “FOR” the Class I member nominee to our Board of Directors, “FOR” the approval of the 2015 Incentive Plan, and “FOR” the ratification of the appointment of Hein & Associates, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.
Q:	Who will count the vote?
A:	The inspector of election will count the vote. Our Secretary will act as the inspector of election.
Q:	What is a “quorum?”
A:	A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding shares as of the record date, present in person or represented by proxy. Your shares will be counted for purposes of determining if there is a quorum if you are present and vote in person at the meeting; or have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction card by mail. Abstentions and broker non-votes also count toward the quorum. An abstention will have the same practical effect as a vote against the ratification of the appointment of our independent registered public accounting firm. “Broker non-votes” occur when brokers, banks or other nominees that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners prior to the meeting and do not have discretionary voting authority to vote those shares. Annette and Troy Meier (the “Meiers”) currently control approximately 51.0% of the voting power entitled to vote at the Annual Meeting. Accordingly, the Meiers have the requisite voting power to constitute a quorum at the Annual Meeting and to ensure the approval of the proposals described below.
Q:	What vote is required to approve each item?
A:	The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1 — Election of Class I Member of the Board of Directors.	The nominee for election at the annual meeting who receives the greatest number of “FOR” votes cast by the stockholders, a plurality, will be elected as our Class I member of the Board of Directors.
Proposal 2 — 2015 Incentive Plan.	To be approved by stockholder, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote.
Proposal 3 — Ratification of appointment of independent registered public accounting firm.	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote.

The Meiers currently control approximately 51.0% of the voting power entitled to vote at the Annual Meeting. Accordingly, the Meiers have the requisite voting power to ensure the approval of the proposals described above.

Q:	What does it mean if I get more than one Notice of Internet Availability of Proxy Materials?
A:	Your shares are probably registered in more than one account. Please provide voting instructions for all Notices of Internet Availability of Proxy Materials, proxy and voting instruction cards you receive.
Q:	How many votes can I cast?
A:	On all matters you are entitled to one vote per share.
Q:	Where can I find the voting results of the meeting?
A:	The preliminary voting results will be announced at the meeting. The final results will be published in a current report on Form 8-K to be filed by us with the Securities and Exchange Commission within four business days of the meeting.

Proposal 1

ELECTION OF DIRECTORS

We have classified our Board of Directors into three classes. Directors in each Class I, Class II and Class III are elected to serve for staggered three-year terms, after an initial term of one year, two years and three years, respectively, and until either they are re-elected or their successors are elected and qualified or until their earlier resignation or removal. Only one class of directors will be elected at each annual meeting of the stockholders.

At the meeting, one Class I member of the Board of Directors is to be elected. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has recommended Michael V. Ronca for election as a Class I director with his term to expire at our annual meeting of stockholders or until his earlier resignation or removal. The nominee has consented to being nominated and has expressed his intention to serve if elected. We believe that the nominee possess the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes for the nominee in his biography below. We have no reason to believe that the nominee will be unable to serve if elected to office and, to our knowledge, the nominee intends to serve the entire term for which election is sought. Only the nominee or substitute nominees designated by the Board will be eligible to stand for election as directors at the meeting.

Nominee

Michael Ronca, 61, has served as a Class I director since 2014, and also serves on the Audit Committee, Compensation Committee and the Nominating and Governance Committee of our Board of Directors. Mr. Ronca has over 30 years of experience as an executive building and monetizing businesses. Since 2009, Mr. Ronca has served as President and Chief Executive Officer of EagleRidge Energy, LLC, an oil and gas exploration and development company active in north and central Texas. Previously, he served as Chairman of BAS Oil & Gas, a private company active in developing reserves in the Barnett Shale trend in North Texas. Mr. Ronca has a long history of participating in the energy industry starting with his time at Tenneco Inc., where he served as the Assistant to the Chairman and CEO and later established a new oil and gas division which operated throughout the offshore and onshore Gulf Coast region. He later executed a leveraged buyout with the backing of private equity and soon after took the company public on the NYSE under the name of Domain Energy where he also served as President and CEO. In 1998, Domain Energy merged into Range Resources where Mr. Ronca served as Chief Operating Officer for several years. Mr. Ronca has a BS degree from Villanova University and an MBA in Finance from Drexel University. Mr. Ronca was selected to serve on our Board of Directors because of his strong experience within the oil and gas industry.

Directors

All of the members of the Board of Directors are listed in the following table, and certain information concerning those directors, except Mr. Ronca, who is also a director nominee, follows the table:

Name	Age	Position
G. Troy Meier	53	Board Chair, Class III Director (term expires at 2017 Annual Meeting) and Chief Executive Officer
Annette Meier	52	Class II Director (term expires at 2016 Annual Meeting), President and Chief Operating Officer
Terence Cryan	52	Class II Director (term expires at 2016 Annual Meeting)
Robert Iversen	60	Class III Director (term expires at 2017 Annual Meeting)
Michael V. Ronca	61	Class I Director (term expires at 2015 Annual Meeting), Class I Director Nominee

Troy Meier.  Mr. Meier has served as our Board Chair, one of our Class III Directors and Chief Executive Officer since 2014. Mr. Meier has over 33 years of experience in the oil and gas industry. Mr. Meier and co-founder Annette Meier founded our predecessor company in 1999. Since that time through the present, Mr. Meier has spearheaded the development of our new manufacturing business and our research and development activities. As our chief innovator, Mr. Meier has been responsible for not only inventing, but also designing, engineering and manufacturing industry specific machinery and processes and has several patent applications pending. Previously, in 1993, Mr. Meier started our predecessor company, Rocky Mountain Diamond, after thirteen years with Christensen Diamond and its successors. At Christensen Diamond, Mr. Meier established overseas factories in Ireland, Venezuela and China. In addition, Mr. Meier designed tools to improve efficiency both in the plants and in the field. Previously, Mr. Meier had been Christensen Diamond’s first drill bit fabricator specialist and by age 28, was made the Northern Region design engineer responsible for designing drill bits, core systems, centric bits, nozzle systems and related products. As the co-founder, Mr. Meier for the last five years has focused 100% of his attention on our development and growth.

Mr. Meier was selected to serve on our Board of Directors and as the as the Board Chair because of his extensive industry experience, his role as our co-founder and chief innovator, and his and Ms. Meier’s majority shareholding. Mr. Meier is married to Annette Meier.

Annette Meier.  Ms. Meier has served as our Class II Director, President and Chief Operating Officer since 2014. Ms. Meier has over 20 years of experience in the oil and gas industry. Since our inception in 1999 to the present, Ms. Meier has managed all of our day-to-day operations and business. In 2008, Ms. Meier envisioned and co-created “CHUCK,” our custom shop management and inventory program software. Ms. Meier was also instrumental to the development of the “nucleus grinding system” that is currently utilized in our new manufacturing processes. In 2005, Ms. Meier served as the creator and chief architect of the Ropers Business Park, the state-of-the-art campus that houses our remanufacturing and new manufacturing facilities in Vernal, Utah. Ms. Meier’s understanding of our business processes resulted in her designing and facilitating the SMART FACILITY layout, process and control systems within the manufacturing plant. Previously, in 1993, Ms. Meier co-founded and managed our predecessor company, Rocky Mountain Diamond. As the co-founder, Ms. Meier for the last five years has focused 100% of her attention on our development and growth. Ms. Meier has been the recipient of numerous state, local and industry awards over the years that recognized her for innovation and leadership.

Ms. Meier was selected to serve on our Board of Directors because of her extensive industry experience, her role as our co-founder and substantial knowledge of our day-to-day operations, and her and Mr. Meier’s majority shareholding. Ms. Meier is married to Troy Meier.

Terence J. Cryan.  Mr. Cryan has served as a Class II Director since 2014. Mr. Cryan has over 25 years of international business experience based in both the United States and Europe. In 2001, Mr. Cryan co-founded Concert Energy Partners, an investment and private equity firm based in New York City, and continues to serve as Managing Director. He also served as President and Chief Executive Officer of Medical Acoustics LLC from April 2007 through April 2010. Prior to 2001, Mr. Cryan was a Senior Managing Director in the Investment Banking Division at Bear Stearns. Earlier in his career, Mr. Cryan served as Managing Director, Energy & Natural Resources Industry Group Head and member of the Investment Banking Operating Committee at Paine Webber. Mr. Cryan joined Paine Webber following its acquisition of Kidder, Peabody in 1994. Mr. Cryan has been an adjunct professor at the Metropolitan College of New York Graduate School of Business and serves as a director of a number of international companies, including public companies such as Global Power Equipment Corporation (February 2008 to present), Uranium Resources, Inc. (October 2006 to present) and Ocean Power Technologies Corporation (October 2012 to present). From September 2012 to April 2013, Mr. Cryan also served as interim President and CEO of Uranium Resources, Inc. On March 23, 2015, Mr. Cryan was appointed President and CEO of Global Power Equipment Corporation. Mr. Cryan is a member of the National Association of Corporate Directors and is a frequent speaker at finance and energy industry gatherings. Mr. Cryan holds a Master of Science degree in Economics from the London School of Economics and a Bachelor of Arts degree from Tufts University.

Mr. Cryan was selected to serve as a director because of his extensive expertise in financing, mergers and acquisitions. He also has a broad energy industry background and executive-level experience. As a co-founder of Concert Energy Partners and as former Managing Director, Energy & Natural Resources Industry Group at Paine Webber, Mr. Cryan has in depth knowledge of the energy industry. In addition, Mr. Cryan brings extensive board-level experience, serving on the boards of a number of international companies and serving as a Board Leadership Fellow of the National Association of Corporate Directors.

Robert E. Iversen.   Mr. Iversen has served as a Class III Director since 2014. Mr. Iversen has broad executive and operational management experience in the sales, service, and manufacturing sectors of the global upstream oil and gas industry. Currently, Mr. Iversen is a partner and president of CTI Energy Services, LLC of Springtown, Texas, a drilling services company he started in 2011. Mr. Iversen has strong experience in the development and commercialization of new technology products and in-company marketing and advertising programs. Previously, Mr. Iversen collaborated with Troy Meier as a partner and senior vice president in Tronco Energy Services from 2008 to 2011. From 2002 to 2008, he served as President and other C-level positions with Ulterra Drilling Technologies (Fort Worth, Texas), INRG (Houston, Texas) and NQL Energy Services (Nisku, Alberta). In 1994, Mr. Iverson and partners purchased the U.S. division of DBS Stratabit, a small, underperforming diamond bit company, where, as President until 2002, he built it into a top tier provider of high technology products. Mr. Iversen previously held numerous executive positions in marketing, technology and engineering at various divisions of the Baker Hughes companies, and their predecessors, from 1980 through 1994. Mr. Iversen holds a Bachelor of Science Petroleum Engineering, Montana Tech, as well as numerous technical and executive post-graduate certifications.

Mr. Iversen was selected to serve on our Board of Directors because of his strong experience with start-up companies and the development and commercialization of new technology products. Mr. Iversen further brings his broad executive and operational management expertise in the oil and gas industry.

Director Independence

The majority of the members of the Board of Director, at any given time, must qualify as “independent” under NYSE MKT rules.

Our Board of Directors has undertaken a review of the independence of each of our directors and director nominee and has affirmatively determined that the director nominee and each of our other non-employee directors, which include Messrs. Cryan, Ronca and Iversen, are “independent,” as defined by the NYSE MKT rules. Under the NYSE MKT rules, a director can be independent only if (a) the director does not trigger a categorical bar to independence and (b) our Board of Directors affirmatively determines that the director does not have a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of a director. Based on information provided by the directors and the director nominee concerning his background, employment and affiliations, our Board of Directors has determined that these non-employee directors and the director nominee do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, our Board of Directors considered the current and prior relationships that each of the non-employee directors and the nominee has with us, and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including any beneficial ownership of our capital stock by each of the non-employee directors and the director nominee.

Board Leadership Structure

Our Board of Directors has adopted our Corporate Governance Guidelines, which is available on our website, www.sdpi.com in the “Corporate Governance” subsection of the “Investors” section. Our Corporate Governance Guidelines provide that one of our independent directors should serve as our Lead Independent Director at any time when our Chief Executive Officer serves as the Chairman of our Board of Directors, or if the Chairman is not otherwise independent. Because Mr. Meier is our Chairman, our Board of Directors has appointed Mr. Cryan to serve as our Lead Independent Director. Mr. Cryan has served as our Lead Independent Director since 2014. As Lead Independent Director, Mr. Cryan presides over periodic meetings of our independent directors, serves as a liaison between our Chairman and our independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate.

Our Board of Directors believes that our Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with our business and industry, and the director most capable of effectively identifying strategic priorities and leading the discussion and execution of our strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and the oil and gas industry, while the Chief Executive Officer brings Company-specific experience and expertise. Our Board of Directors believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow and communication between senior management and the Board of Directors, which are both essential to effective governance.

One of the key responsibilities of the Board of Directors is to develop a strategic direction for us and to hold management accountable for the execution of our strategy once it is developed. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer, together with our having a Lead Independent Director, is in the best interest of the stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Board of Directors and Risk Oversight

In the normal course of its business, we are exposed to a variety of risks, including market risks relating to changes in commodity prices, interest rates, political risks and credit and investment risk. The Board oversees our strategic direction, and in doing so considers the potential rewards and risks of our business opportunities and challenges, and monitors the development and management of risks that impact our strategic goals. The Audit Committee assists the Board in fulfilling its oversight responsibilities by monitoring the effectiveness of our systems of financial reporting, auditing, internal controls and legal and regulatory compliance. The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance. The Compensation Committee assists the Board in fulfilling its oversight responsibilities by overseeing our compensation policies and practices.

Communicating with our Board of Directors

Stockholders and other interested parties may communicate by writing to: Superior Drilling Products, Inc., P.O. Box 1656, Vernal, Utah 84078. Stockholders may submit their communications to the Board, any committee of the Board or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication.

Our Secretary will review each communication and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then our Secretary may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in other circumstances. The Company's policy is not to take any adverse action, and not to tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, our policies or our Code of Business Conduct and Ethics.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend.

Board and Committee Activity, Structure and Compensation

Our Board of Directors is governed by our Certificate of Incorporation, Bylaws, charters of the standing committees of the Board of Directors and the laws of the State of Utah.

During 2014, our Board of Directors held seven meetings. All directors attended at least 75% of the total meetings of the Board and the committees on which they served. There are currently three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Members serve on these committees until their resignation or until as otherwise determined by our Board of Directors. The composition of the Board committees comply with the applicable rules of the NYSE MKT and applicable law. Our Board of Directors has adopted written charter for each of the standing committees, which can be found in the “Corporate Governance” subsection of the “Investors” section of our website at www.sdpi.com. In addition to the above governing documents, our Code of Business Conduct and Ethics that applies to all of our employees, as well as each member of the Board, can also be found in the “Corporate Governance” subsection of the “Investors” section of our website at www.sdpi.com. The composition and responsibilities of each of the standing committees of our Board of Directors are as follows:

Audit Committee.  Our Audit Committee is comprised solely of “independent” directors, as defined under and required by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE MKT rules. Our Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of our independent registered public accounting firm. The oversight of our independent public accounting firm includes reviewing the plans and results of the audit engagement with the firm, approving any additional professional services provided by the firm and reviewing the independence of the firm. Commencing with our first report on internal controls over financial reporting, the Committee will be responsible for discussing the effectiveness of the internal controls over financial reporting with our independent registered public accounting firm and relevant financial management. The members of this Committee are Messrs. Cryan, Iversen and Ronca, with Mr. Cryan serving as committee chair. Our Board of Directors has determined that Mr. Cryan qualifies as an “audit committee financial expert,” as defined by the rules under the Exchange Act. The Audit Committee held two meetings in 2014.

Compensation Committee.  Our Compensation Committee consists solely “independent” directors, as defined under and required by the NYSE MKT rules, “non-employee directors” under Section 16 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee is responsible for, among other things, supervising and reviewing our affairs as they relate to the compensation and benefits of our executive officers and non-employee directors. In carrying out these responsibilities, the Compensation Committee reviews all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders. The members of this Committee are Messrs. Cryan, Ronca and Iversen, with Mr. Iversen serving as committee chair. The Compensation Committee held three meetings in 2014.

Role of the Board, Compensation Committee and our Executive Officers

Executive compensation decisions are typically made on an annual basis by the Compensation Committee with input from our Chief Executive Officer (CEO), our Chief Operating Officer (COO) and our Chief Financial Officer (CFO). Specifically, after reviewing relevant market data and surveys within our industry, our CEO, COO and CFO typically provide recommendations to the Compensation Committee regarding the compensation levels for our existing named executive officers (including themselves) and our executive compensation program as a whole. Our CEO, COO and CFO attend all Compensation Committee meetings. After considering these recommendations, the Compensation Committee typically meets in executive session and adjusts base salary levels, cash bonus awards and determines the amount of any equity grants for each of our named executive officers. In making executive compensation recommendations, our CEO, COO and CFO consider each named executive officer's performance during the year, the Company's performance during the year, as well as comparable company compensation levels. While the Compensation Committee gives considerable weight to our CEO’s, COO’s and CFO’s recommendations on compensation matters, the Compensation Committee has the final decision-making authority on all executive compensation matters. No other officers have assumed a role in the evaluation, design or administration of our executive officer compensation program.

Role of External Advisors

In May 2014, we engaged Longnecker & Associates (“Longnecker”) to assess our level of competitiveness for executive-level talent. Pursuant to the terms of its engagement, Longnecker: (i) collected and reviewed all relevant company information, including our historical compensation data and our organizational structure; (ii) with input of management, established a peer group of companies to use for executive compensation comparisons; (iii) assessed our compensation program's position relative to market for our named executive officers and stated compensation philosophy; and (iv) prepared a report of its analysis, findings and recommendations for our executive compensation program.

Longnecker’s report was provided to the Compensation Committee on May 30, 2014. The report was utilized by the CEO, COO and CFO when making their recommendations to the Board for fiscal 2014 compensation decisions.

In June 2014, Longnecker was again engaged to provide analysis and recommendation of total compensation for non-executive directors. Longnecker’s report was submitted to the Compensation Committee on July 1, 2014. The report was utilized by the CEO, COO and CFO when making their recommendations to Board for fiscal 2014 compensation decisions.

Nominating and Governance Committee.  Our Nominating and Governance Committee consists solely of “independent” directors, as defined under and required by NYSE MKT rules. The Nominating and Governance Committee is responsible for, among other things, identifying individuals qualified to become Board members; selecting or recommending to the Board of Directors director-nominees for each election of directors; developing and recommending to the Board of Directors criteria for selecting qualified director candidates; considering committee member qualifications, appointments and removals; recommending corporate governance principles, codes of conduct and compliance mechanisms; providing oversight in the evaluation of the Board of Directors and each committee; and developing an appropriate succession plan for our chief executive officer. The members of this Committee are Messrs. Cryan, Ronca and Iversen, with Mr. Ronca serving as committee chair. The Nominating and Governance Committee held one meeting in 2014.

Director Nominations Process.

Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board of Directors at our annual meeting of stockholders. Historically, we have not had a formal policy concerning stockholder nominations of individuals to stand for election to the Board, other than the provisions contained in our Bylaws. To date, we have not received any recommendations from stockholders requesting that the Board or the Nominating and Governance Committee consider a candidate for inclusion among the slate of nominees in this proxy statement, and therefore we believe that no formal policy, in addition to the provisions contained in our Bylaws, concerning stockholder recommendations is needed.

In addition to stockholder nominations, the Nominating and Governance Committee may utilize a variety of methods for identifying potential nominees for directors, including considering potential candidates who come to their attention through current officers, directors, professional search firms or other persons. Once a potential nominee has been identified, the Nominating and Governance Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current make-up of the Board. This assessment includes an evaluation of the nominee’s judgment and skills, such as experience at a strategy/policy setting level, financial sophistication, leadership and objectivity, all in the context of the perceived needs of the Board at that point in time. Our Board of Directors believes that at a minimum all members of the Board should have the highest professional and personal ethics and values. In addition, each member of the Board must be committed to increasing stockholder value and should have enough time to carry out his or her responsibilities as a member of the Board.

Our Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to our Secretary as described in “Deadline for Receipt of Stockholder Proposals” in this proxy statement. Each notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by the person (if any), and (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder,

(b) as to the stockholder giving the notice, (i) the name and address, as they appear on our books, of such stockholder and (ii) the class and number of our shares that are beneficially owned by such stockholder and that are owned of record by such stockholder; and (c) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the director nominee.

Compensation of Directors.  Our employee directors are not separately compensated for their service as a director. In 2014, each of our non-employee directors received 18,750 shares of restricted common stock for his service as a director from June 2014 to May 2015. In addition to receiving shares of stock, our non-employee directors received the following cash fees: Mr. Cryan, $74,926; Mr. Iversen, $47,708; and Mr. Ronca, $45,873. The members of our Board of Directors are entitled to reimbursement of their expenses incurred in connection with the attendance at Board and committee meetings in accordance with Company policy.

The following table summarizes the annual compensation for our non-employee directors during 2014.

Director Compensation for Fiscal Year-End December 31, 2014

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Terrance Cryan	74,926	111,563	—	—	—	—	186,489
Robert Iversen	47,708	111,563	—	—	—	—	159,271
Michael V. Ronca	45,873	111,563	—	—	—	—	157,436

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards granted by the Board of Directors. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for additional detail regarding assumptions underlying the value of these equity awards. The grant date fair value for restricted stock awards is based on the closing price of our common stock on the grant date (August 12, 2014), which was $5.95 per share. As of December 31, 2014, each non-employee director held 18,750 outstanding shares of restricted stock. Each director’s restricted stock awards will vest in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock will vest on May 22, 2015, 33 1/3% of the shares of restricted common stock will vest on May 22, 2016 and 33 1/3% of the shares of restricted common stock will vest on May 22, 2017, in each case, so long as the director continues to serve on the Board through such date.
(2)	Reflects fees prorated over the period from May 22, 2014, the date each director was named to our Board of Directors, to December 31, 2014. Annual fees for Messrs. Cryan, Iversen, and Ronca are $122,500, $78,000 and $75,000, respectively.

Vote Required

The nominee for election as Class I director at the annual meeting who receives the greatest number of votes cast by the stockholders, a plurality, will be elected as our Class I director. As a result, broker non-votes and abstentions will not be counted in determining which nominee received the largest number of votes cast. You may vote “FOR” the nominee, “AGAINST” the nominee or withhold your vote for the nominee.

Board Recommendation

Our Board of Directors recommends a vote “FOR” the Class I director nominee to the Board.

Proposal 2

ADOPTION OF THE 2015 INCENTIVE PLAN

Background

On April 29, 2015, our Board of Directors approved the Superior Drilling Company, Inc. 2015 Long Term Incentive Plan (the “2015 Incentive Plan”). The effective date of the 2015 Incentive Plan is June 15, 2015, subject to stockholder approval. Our Board of Directors is hereby submitting the 2015 Incentive Plan to stockholders for approval and recommends that our stockholders approve and adopt the 2015 Incentive Plan. The following is a summary of the principal features of the 2015 Incentive Plan. The summary does not purport to be complete and is qualified in its entirety by the terms of the 2015 Incentive Plan, a copy of which is attached hereto as Appendix A and is incorporated by reference herein.

As of March 31, 2015 there are one million five hundred fifty-two thousand nine hundred and five (1,552,905) shares reserved under the Company’s 2014 Incentive Plan and one hundred thirty-one thousand two hundred and fifty (131,250) shares outstanding with respect to awards granted under the 2014 Incentive Plan. If the 2015 Incentive Plan is approved by stockholders, no future grants of awards will be made under the Company’s 2014 Incentive Plan, and the 2014 Incentive Plan shall only remain in effect with respect to awards under that plan outstanding on the date of the Annual Meeting until they expire according to their terms. If the 2015 Incentive Plan is not approved by our stockholders, the 2014 Incentive Plan will continue as in effect on the date of the Annual Meeting.

General Provisions of the 2015 Incentive Plan

Purpose.  The purpose of the 2015 Incentive Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain, and reward persons performing services for the Company and its affiliates and by motivating such persons to contribute to the growth and profitability of the Company and its affiliates. Any term not defined herein shall have the meaning provided the term in the 2015 Incentive Plan.

Shares Subject to the 2015 Incentive Plan.  Subject to adjustment as provided in the 2015 Incentive Plan, the maximum aggregate number of shares of the Company’s common stock (the “Stock”) that may be issued with respect to awards under the 2015 Incentive Plan shall be one million five hundred ninety-two thousand eight hundred and seventy-eight (1,592,878). The maximum aggregate number of such shares of Stock authorized for issuance in the foregoing sentence that may be issued as incentive stock options shall be one million five hundred thirteen thousand two hundred and thirty-four (1,513,234) shares of Stock. Shares of Stock of an outstanding award that for any reason expire or are terminated, forfeited or canceled shall again be available for issuance under the 2015 Incentive Plan. Shares withheld for the purchase price of an option or stock appreciation rights (“SARs”) shall not be again available for insurance under the 2015 Incentive Plan. Awards to be paid solely in cash shall not be counted against the number of shares of Stock available for the issuance of awards under the 2015 Incentive Plan. Shares of Stock issued under awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company do not reduce the shares of Stock available under the 2015 Incentive Plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the 2015 Incentive Plan and do not reduce the 2015 Incentive Plan’s share reserve as provided herein (subject to the listing requirements of the NYSE MKT, as long as the Stock is listed on this exchange or the applicable other exchange requirements on which the Stock is listed).

Subject to the number of shares authorized under the 2015 Incentive Plan as provided above, during any period that the Company is a publicly held corporation, the following rules shall apply to grants of awards that are intended to meet the performance-based exception under Code Section 162(m) subject to adjustment as provided in the 2015 Incentive Plan: (i) the maximum aggregate number of shares of Stock that may be granted as options or SARs in any calendar year pursuant to any award held by any participant shall be one million five hundred thirteen thousand two hundred and thirty-four (1,513,234) shares of Stock, and the exercise price per share of Stock of such awards shall be at least equal to the fair market value per share on the grant date; if such an award may be settled in cash as permitted under the terms of the award, the number of shares of Stock for the cash amount shall be counted toward the individual share limit provided in this subsection (i) calculated as of the date of grant, (ii) the maximum aggregate number of shares of Stock that may be issued with respect to any other award that may be settled in Stock (other than options or SARs) including, without limitation, restricted stock or other stock-based awards granted to any Participant in any calendar year shall be one million five hundred thirteen thousand two hundred and thirty-four (1,513,234) shares of Stock; if such an award is to be settled in cash rather than Stock pursuant to its terms, the number of shares of Stock that could be issued for the cash amount shall be counted toward the individual share limit in this subsection (ii) calculated as of the date of grant and (iii) the maximum aggregate cash payout with respect to awards, including performance awards, granted in any calendar year that are settled solely in cash which may be paid to any participant shall be two million dollars ($2,000,000) calculated as of the date of grant.

In determining the number of shares subject to the 2015 Incentive Plan, the Company considered its historical equity grant practices, the potential dilution to stockholders, and the expected number of shares required for grants over the next several years.

Administration.  The 2015 Incentive Plan is administered by the committee, as defined in the 2015 Incentive Plan, which “committee” means our Board of Directors or, if so appointed by our Board of Directors, the compensation committee of our Board of Directors or any other committee duly appointed by our Board of Directors to administer the 2015 Incentive Plan, which committee may be one or more persons; provided however, that during any period the Company is a “publicly held corporation” within the meaning of Code Section 162(m) or to the extent required by securities law the committee shall consist of not less than two directors of our Board of Directors who fulfill the “outside director” requirements of Code Section 162(m) and who are non-employee directors under Rule 16b-3 of the Exchange Act.

The committee is authorized to, among other things, (i) determine the persons to whom, and the time or times at which, awards shall be granted and the number of shares of Stock to be subject to each award; (ii) designate awards as restricted stock or options or other stock-based awards or performance awards, and to designate options as incentive stock options or nonstatutory stock options; (iii) determine the fair market value of shares of Stock or other property; (iv) determine the terms, conditions, and restrictions applicable to each award (which need not be identical) and any shares acquired upon the exercise and/or vesting thereof; (v) approve one or more forms of the award agreement between the Company and a participant; (vi) amend, modify, extend, cancel, or renew any award, or to waive any restriction or condition applicable to any award or any shares acquired upon the exercise of an award; provided, however, that no such amendment, modification, extension, or cancellation shall adversely affect a participant’s award without a participant’s consent; (vii) accelerate, continue, extend, or defer the exercisability and/or vesting of any award, including with respect to the period following a participant’s termination of service with the Company and its affiliates; (viii) prescribe, amend, or rescind rules, guidelines, and policies relating to the 2015 Incentive Plan, or to adopt supplements to, or alternative versions of, the 2015 Incentive Plan; and (ix) correct any defect, supply any omission, or reconcile any inconsistency in the 2015 Incentive Plan or any award agreement and to make all other determinations and take such other actions with respect to the 2015 Incentive Plan or any award as the committee may deem advisable to the extent not inconsistent with the provisions of the 2015 Incentive Plan or applicable law.

Notwithstanding the foregoing, except as otherwise provided in the 2015 Incentive Plan, the terms of an outstanding award may not be amended by the committee, without approval of the Company’s stockholders, to: (i) reduce the exercise price of an outstanding option or an outstanding SAR; (ii) cancel an outstanding option or outstanding SAR in exchange for other options or SARs with an exercise price that is less than the exercise price of the cancelled option or the cancelled SAR, as applicable; or (iii) cancel an outstanding option or an outstanding SAR with an exercise price that is less than the fair market value of a share of Stock on the date of cancellation.

Eligibility.  Only the employees, consultants, and directors of the Company or its affiliates may be granted awards under the 2015 Incentive Plan. This includes prospective employees, consultants, and directors to whom awards are granted in connection with written offers of employment or other service relationships with the Company subject to their actual commencement of service.

Types of Awards.  Under the 2015 Incentive Plan, our Board of Directors may grant awards which may be any of the following:

•	Incentive stock options as defined in Section 422 of the Code;
•	nonstatutory stock options;
•	shares of restricted stock;
•	other stock-based awards including, without limitation, SARs;
•	performance awards; or
•	dividends or dividend equivalents.

Incentive stock options and nonstatutory stock options together are called “options.” The terms of each award will be reflected in an award agreement between the Company and the grantee.

Options and SARs.  Generally, options and SARs must be exercised within ten (10) years of the grant date, provided that an option that is not an incentive stock option, may be exercised for the thirty (30) day period after the expiration of a limitation on the participant’s ability to exercise due to Section 16-b(3), the Company insider trading policy or other applicable law which may extend beyond the ten (10) year term for this limited purpose. Incentive stock options granted to a participant who, at the time an option is granted to the participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock or its subsidiary within the meaning of Section 422(b)(6) of the Code (a “Ten Percent Owner Participant”) must be exercised within five (5) years of the grant date.

The exercise price for each option or SAR must be established in the discretion of the committee, subject to the following minimum price requirements subject to adjustments as permitted under the 2015 Incentive Plan. The exercise price per share for an option or SAR must not be less than the fair market value of a share of Stock on its grant date. No incentive stock options granted to a Ten Percent Owner Participant may have an exercise price per share less than one hundred ten percent (110%) of the fair market value of a share of Stock on the grant date. An option or SAR may be granted with an exercise price lower than the minimum exercise price if such option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Sections 424 and 409A of the Code.

Payment of the exercise price for the number of shares of Stock being purchased pursuant to any option or SAR must be made in cash, by check or cash equivalent, or upon approval by the committee in its sole discretion, by any of the following: (i) tender to the Company, or attestation to the ownership, of shares of Stock owned by the participant having a fair market value not less than the exercise price (to the extent such tender or attestation does not constitute a violation of the provisions of any law, regulation, or agreement restricting the redemption of the Stock); (ii) causing the Company to withhold from the shares of Stock issuable upon the exercise of the option the number of whole shares of Stock having a fair market value, as determined by the Company, not less than the exercise price (a “Cashless Exercise”); (iii) such other consideration as approved by the committee and as permitted by law; or (iv) any combination of cash or any of the foregoing or any combination of (i – iii) above.

An employee will not recognize any income for federal income tax purposes at the time an incentive stock option is granted, or on the qualified exercise of an incentive stock option, but instead will recognize capital gain or loss upon the subsequent sale of shares acquired in a qualified exercise. The exercise of an incentive stock option is qualified if an optionee does not dispose of the shares acquired by such exercise within two (2) years after the incentive stock option grant date and one (1) year after the exercise date. The Company is not entitled to a tax deduction as a result of the grant or qualified exercise of an incentive stock option. If the exercise of an incentive stock option is not qualified, it has the same tax treatment as a nonstatutory stock option.

A participant will not recognize any income for federal income tax purposes, nor will the Company be entitled to a deduction, at the time a nonstatutory stock option is granted. However, when a nonstatutory stock option is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the nonstatutory stock option, and generally the Company will generally recognize a tax deduction in the same amount at the same time.

Restricted Stock.  Restricted stock may be awarded with such transfer restrictions and substantial risk of forfeiture provisions as the committee may designate and specified in the participant’s award agreement. Unless otherwise specified in the award agreement, each restricted stock award constitutes an immediate transfer of the record and beneficial ownership of the shares of restricted stock to the participant in consideration of the performance of services as an employee, consultant, or director, as applicable, entitling such participant to all voting and other ownership rights in such shares of Stock. As specified in the award agreement, the committee may limit the participant’s dividend and voting rights.

A participant will not recognize taxable income upon the grant of an award of restricted stock (nor will the Company be entitled to a deduction) unless the participant makes an election under Section 83(b) of the Code. If the participant makes a Section 83(b) election within thirty (30) days of the date the restricted stock is granted, then the participant will recognize ordinary income, for the year in which the award is granted, in an amount equal to the excess of the fair market value of the shares of Stock at the time the award is granted over the purchase price, if any, paid by the participant for the shares of Stock. If such election is made and the participant subsequently forfeits some or all of the shares, then the participant generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) election, and may take a loss only with respect to the amount actually paid for the shares. If a Section 83(b) election is not made, then the participant will recognize ordinary income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the excess of the fair market value of the shares of Stock at the time of such lapse over the original price paid for the shares of Stock, if any. The participant will have a tax basis in the shares of Stock acquired equal to the sum of the price paid, if any, and the amount of ordinary income recognized at the time the Section 83(b) election is made or at the time the forfeiture provisions or transfer restriction lapse, as is applicable.

Upon the disposition of shares of Stock acquired pursuant to an award of restricted shares, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares of Stock and the participant’s tax basis in the shares of Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one (1) year. For this purpose, the holding period will begin after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) election is not made, or on the date after the award is granted if the Section 83(b) election is made.

The Company will generally be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income on the restricted stock, whether by vesting or a Section 83(b) election, in the same amount as the ordinary income recognized by the participant.

Other Stock-Based and Performance Awards.  Other stock-based awards may be awarded by the committee to selected participants that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of Stock, as deemed by the committee to be consistent with the purposes of the 2015 Incentive Plan and the goals of the Company. Other stock-based awards may be payable in Stock, cash or a combination thereof as specified in the award. Performance awards may be granted by the committee in its sole discretion awarding cash or Stock (including restricted stock) or a combination thereof based upon the achievement of goals as determined by the committee. Types of other stock-based awards or performance awards include, without limitation, purchase rights, phantom stock, SARs, restricted units, performance units, restricted stock or stock subject to performance goals, shares of Stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures, other rights convertible into shares of Stock, awards valued by reference to the value of the Stock of or the performance of the Company or a specified subsidiary, affiliate division or department, awards based upon performance goals established by the committee and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any subsidiary. Except with respect to dividends on restricted stock, the participant shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Stock covered by the award unless (and to the extent) otherwise as determined by the committee and set forth in a separate award agreement. In addition, with respect to any performance award, whether or not intended to meet the performance-based exception under Code Section 162(m), any dividends or dividend equivalents granted with respect to such award, including a restricted stock award, shall be subject to achieving the same performance goals as the underlying performance award. However, a dividend or dividend equivalent award may not be granted with respect to an option or SAR. To the extent that the Company is a publicly held corporation and a stock-based award, including a SAR, is intended to qualify for the performance-based exception in Code Section 162(m) or to the extent it is intended to be exempt from Section 409A of the Code, the exercise price per share of Stock may not be less than one hundred percent (100%) of fair market value of a share of Stock on the date of the grant of the SAR.

For performance awards, including awards intended to meet the performance-based exception under Code Section 162(m), the performance period shall be determined by the committee and set out in the award agreement. The committee will establish the number of other stock-based awards or performance awards and their contingent values, which values may vary depending on the degree to which such objectives are met. The committee may establish performance goals applicable to other stock-based awards or performance awards, including awards intended to meet the performance-based exception under Code Section 162(m), based upon criteria in one or more of the following categories: (i) performance of the Company as a whole or a Company affiliate, (ii) performance of a segment of the Company’s or its affiliate’s business or business unit or division, and (iii) individual performance. Performance criteria for the Company will relate to the achievement of predetermined financial, operational, or strategic objectives for the Company and/or its affiliate. Performance criteria for a segment of the Company’s business or business unit or division will relate to the achievement of financial, operational, or strategic objectives of the segment for which the participant is accountable. The performance criteria described below may be used on an absolute or relative basis to measure the performance of the Company and/or a Company affiliate as a whole or any business unit, division or segment of the Company and/or an affiliate or any combination thereof as determined by the committee or as compared to the performance of a group of comparable companies or published or special index or as compared to various stock market indices as the committee may determine appropriate in its sole discretion. Performance criteria shall include any of the following (alone or in any combination): pre-tax or after tax profit levels, earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, gross profit or gross profit growth, net operating profits before or after tax, and net income; share price, including, without limitation, growth measures and total stockholder return; return on assets, equity, capital or investment; return on capital; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; stock price performance, sales, costs, gross revenue, net revenue or revenue growth, margins, production volumes or reserves added (and any of the foregoing as compared to a peer group as established by the committee in its discretion); improvement in capital structure, levels of operating efficiency or expense, maintenance expense, productivity ratios, economic value or other added value, working capital targets, enterprise value, safety records; completion of acquisitions or business expansion or measures of customer satisfaction and customer service as determined from time to time including the relative improvement therein. Individual performance criteria shall relate to a participant’s overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. The performance goals may differ among participants and shall be established in accordance with Code Section 162(m). To the extent permitted under Code Section 162(m) with respect to awards intended to meet the performance-based exception under Code Section 162(m), the committee is authorized at any time during the first ninety (90) days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the awards granted to any participant for the performance period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a performance goal for such performance period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of participants based on the following events: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; any reorganization and restructuring programs; extraordinary, unusual or infrequently occurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; acquisitions or divestitures; any other specific unusual or nonrecurring events, or objectively determinable category thereof; and a change in the Company’s fiscal year. The committee may also specify the application of any of the foregoing in the award if necessary to comply with Code Section 162(m).

Generally, except as otherwise provided for the types of awards described above, a participant will not recognize taxable income upon the grant of other stock-based awards or performance awards. Generally, upon the payment of other stock-based awards or performance awards, a participant will recognize compensation taxable as ordinary income, and the Company will be entitled to a corresponding tax deduction in the same amount and at the same time. However, if any such shares or payments are subject to substantial restrictions, such as a requirement of continued employment or the attainment of certain performance objectives, the participant will not recognize income and the Company will not be entitled to a deduction until the restrictions lapse, unless the participant elects otherwise by filing a Section 83(b) election as described above, if applicable. The amount of a participant’s ordinary income and the Company’s deduction will generally be equal to the fair market value of the shares at the time the restrictions lapse.

Other Tax Considerations.  Upon accelerated exercisability of options and accelerated lapsing of restrictions upon restricted stock or other awards in connection with a “change in control,” certain amounts associated with such awards could, depending upon the individual circumstances of the participant, constitute “excess parachute payments” under the golden parachute provisions of Section 280G of the Code. Whether amounts constitute “excess parachute payments” depends upon, among other things, the value of the accelerated awards and the past compensation of the participant.

Section 409A of the Code generally provides that any deferred compensation arrangement which does not meet specific written requirements regarding (i) timing and form of payouts, (ii) advance election of deferrals, and (iii) restrictions on acceleration of payouts results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income are also subject to a twenty (20%) excise tax and interest. In general, to avoid a violation of Section 409A of the Code, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department), or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Section 409A of the Code is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, certain disability pay or death benefits, and may be applicable to certain awards under the 2015 Incentive Plan. Awards under the 2015 Incentive Plan that are subject to Section 409A of the Code are intended to satisfy the requirements of Section 409A of the Code, as specified in an award agreement.

Generally, taxable compensation earned by “covered employees” (as defined in Section 162(m) of the Code) that are granted and administered by the compensation committee for options, SARs, or certain other applicable awards is intended to constitute qualified performance-based compensation. The Company should, therefore, be entitled to a tax deduction for compensation paid in the same amount as the ordinary income recognized by the covered employees without any reduction under the limitations of Section 162(m) on deductible compensation paid to such employees. However, the committee may determine, within its sole discretion, to grant awards to such covered employees that do not qualify as performance-based compensation. Under Section 162(m), the Company is denied a deduction for annual compensation paid to such employees in excess of one million dollars ($1,000,000).

THE FOREGOING IS A SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES THAT GENERALLY WILL ARISE UNDER THE CODE WITH RESPECT TO AWARDS GRANTED UNDER THE 2015 INCENTIVE PLAN AND DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF ALL RELEVANT PROVISIONS OF THE CODE. MOREOVER, THIS SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS UNDER THE CODE, WHICH ARE SUBJECT TO CHANGE. THE TREATMENT OF FOREIGN, STATE, LOCAL OR ESTATE TAXES IS NOT ADDRESSED. THE TAX CONSEQUENCES OF THE AWARDS ARE COMPLEX AND DEPENDENT UPON EACH INDIVIDUAL’S PERSONAL TAX SITUATION. ALL PARTICIPANTS ARE ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR RESPECTING AWARDS.

Termination of Employment and Change of Control.  Subject to earlier termination of the option or award as otherwise provided in the 2015 Incentive Plan and unless otherwise provided by the committee in the applicable award agreement, generally if the participant’s employment or other service with the Company and its affiliates is terminated other than due to his death or termination for cause, any unvested award or option will be forfeited by the participant on the date on which the participant’s service is terminated, and any vested option may be exercised by the participant at any time prior to the expiration of three (3) months after the date on which the participant’s service terminated, but in any event no later than ten (10) years from the date of grant, as set forth in the award agreement evidencing such option or SAR except as otherwise provided in the 2015 Incentive Plan (the “option expiration date”). If the participant’s termination is due to death, the unvested portion of any award will be forfeited and terminated and the vested portion of an option may be exercised for a period of one (1) year after termination due to death, but in any event no later than the option expiration date. Upon a change in control, (i) the vested portion of the option may be exercised at any time prior to the expiration of three (3) months following termination without cause, but in any event no later than the option expiration date and (ii) the exercisability and vesting of the award or option and any shares acquired upon the exercise thereof may otherwise be accelerated effective as of the date of termination, as determined by our Board of Directors, in its discretion, and set forth in the award agreement. On a termination for cause, all outstanding awards, whether or not vested, expire immediately upon such termination.

If the Company undergoes a “change in control,” the committee, in its sole discretion, has the power and right to, subject to any accelerated vesting specified in the award agreement and according to the terms of the 2015 Incentive Plan, (i) cancel each outstanding award, effective immediately prior to the occurrence of the change in control, and pay the participant as specified in the 2015 Incentive Plan with respect to options that have an exercise price less than the consideration to be received immediately prior to the change in control, (ii) provide for the exchange or substitution of each award outstanding immediately prior to such change in control and make an equitable adjustment as determined by our Board of Directors, or (iii) provide for assumption of the 2015 Incentive Plan and outstanding awards by the surviving entity or its parent.

Awards Nontransferable.   No award may be assigned or otherwise transferred by a participant, other than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, and only if specified in the award agreement; provided, however, that an incentive stock option may only be assigned or transferred by will or by the laws of descent and distribution. An award may be exercised during the participant’s lifetime only by the participant or the participant’s legal guardian. However, in the discretion of our Board of Directors, the award agreement for a nonstatutory stock option may provide that the nonstatutory stock option is transferable to immediate family. The 2015 Incentive Plan contains provisions permitting such a transfer of a nonstatutory stock option if approved by our Board of Directors and included in the award agreement.

Amendment and Termination.  The committee may amend or terminate the 2015 Incentive Plan at any time, subject to all necessary regulatory and stockholder approvals. No grant is allowed after the tenth (10th) anniversary of the effective date. Subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders within the time required, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the 2015 Incentive Plan (except by operation of the provisions of Sections 4.1 and 4.2 and Section 25 of the plan), (b) no change in the class of persons eligible to receive awards or purchase of Stock under the 2015 Incentive

Plan or to extend the term of the 2015 Incentive Plan, (c) no repricing of an option (except by operation of Sections 4.1, 4.2 or 25 of the plan) and (d) no other amendment of the 2015 Incentive Plan that would require the approval of the Company’s stockholders under any applicable law, regulation or rule or the stock exchange or market system on which the Stock is traded. No termination or amendment of the 2015 Incentive Plan will affect any then outstanding award unless expressly provided by the committee or otherwise provided in the 2015 Incentive Plan. In any event, no termination or amendment of the 2015 Incentive Plan may materially adversely affect any then outstanding award without the consent of the participant, unless such termination or amendment is required to enable an award designated as an incentive stock option to qualify as an incentive stock option or is necessary to comply with any applicable law, regulation, or rule, including Code Section 409A or as otherwise permitted under the 2015 Incentive Plan, including upon a change in control.

Securities Authorized for Issuance under Equity Compensation Plans

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	131,250	(2)	4.81	1,592,878	(2)
Equity compensation plans not approved by security holders	—		—	—
Total as of December 31, 2014	131,250			1,592,878

(1)	Consists of the 2014 Employee Stock Incentive Plan.
(2)	Of the total 1,724,128 shares under the Plan, 131,250 shares of commons stock were outstanding at December 31, 2014

Plan Benefits

The grant of awards under the 2015 Incentive Plan to employees, consultants and non-employee directors, including the executive officers, is subject to the discretion of the committee. Accordingly, future awards to employees, consultants and non-employee directors are not determinable as of the date of this Proxy Statement. There have been no grants of incentive awards under the 2015 Incentive Plan as of the date of this Proxy Statement. Stockholder approval of the 2015 Incentive Plan is required for the 2015 Incentive Plan to become effective.

Vote Required

The approval of the 2015 Incentive Plan requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. For the approval of the 2015 Incentive Plan, you may vote “FOR” or “AGAINST” or abstain from voting. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a negative vote. If you hold your shares through a broker, bank, trustee or other nominee and you do not instruct them on how to vote on this proposal, your broker or other nominee will not have authority to vote your shares. Broker non-votes will have no effect on the approval of this proposal.

Board Recommendation

The Board recommends that you vote “FOR” the approval of the 2015 Incentive Plan.

Proposal 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected Hein & Associates, LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2015. Hein & Associates has served as our independent registered public accounting firm since July 30, 2013. We are asking the stockholders to ratify the appointment of Hein & Associates as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Hein & Associates was appointed by the Audit Committee in accordance with its charter.

In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

The Audit Committee has approved all services provided by Hein & Associates. Representatives of Hein & Associates plan to attend the annual meeting and will be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

Audit Fees

The following table sets forth the fees incurred by us in fiscal years 2013 and 2014 for services performed by Hein & Associates, LLP:

	2013	2014
Audit Fees(1)	$270,982	$755,898
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$270,982	$755,898

(1)	Audit fees are fees paid to Hein & Associates, LLP for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. These fees also include audit costs associated with our initial public offering in May 2014, including $270,982 in 2013 and $546,654 in 2014.

Audit Committee Report

The Audit Committee assists our Board of Directors in overseeing (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of our internal auditors (or other personnel responsible for the internal audit function) and independent auditor. In so doing, it is the responsibility of the committee to maintain free and open communication between the directors, the independent auditor and our financial management. The committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The independent auditor reports directly to the committee.

Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control over financial reporting. Our independent auditor, Hein & Associates,

LLP, is responsible for performing an independent audit of the consolidated financial. The committee’s responsibility is to monitor and oversee these processes and the engagement, independence and performance of our independent auditor. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditor.

The committee has met with our independent auditor and discussed the overall scope and plans for their audit. The committee met with the independent auditor to discuss matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Our independent auditor also provided to the committee the written disclosures and the letter required by applicable standards of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the committee concerning independence, and the committee discussed with the independent auditor its independence. When considering the independence of Hein & Associates, the committee considered the non-audit services provided to the Company by the independent auditor and concluded that such services are compatible with maintaining the auditor’s independence.

The committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2014 with management and Hein & Associates. Based on the committee’s review of the audited consolidated financial statements and the meetings and discussions with management and the independent auditors, and subject to the limitations on the committee’s role and responsibilities referred to above and in the Audit Committee Charter, the committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K as filed with the SEC.

AUDIT COMMITTEE

Terence Cryan
Robert Iversen
Michael V. Ronca

Audit Pre-Approval Policy

The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the Company's independent registered public accounting firm's fees for audit, audit-related, tax and other services. The Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are within the pre-approval policy and are presented to the Audit Committee at a subsequent meeting. For the year ended December 31, 2014, the Audit Committee approved 100% of the services described above under the captions “Audit Fees,” “Audit Related Fees,” “Tax Fees” and “All Other Fees.”

Vote Required

The approval of the ratification of the appointment of Hein & Associates, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. However, because brokers generally have discretionary authority to vote on the ratification of our independent auditors, broker non-votes are generally not expected to result from the vote on this proposal. For the approval of the ratification of the appointment of Hein & Associates, LLP, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

The Board recommends that you vote “FOR” the ratification of appointment of Hein & Associates, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

OTHER INFORMATION

Principal Stockholders

The following table presents certain information as of April 30, 2015, as to:

•	each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock,
•	each director,
•	each executive officer named in the Summary Compensation Table, and
•	all directors and named executive officers as a group.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner(3)	Number	Percent of Class(2)
FMR LLC(4)	2,540,669	14.7%
Reid Walker(5)	900,000	5.2%
G. Troy Meier(6)	8,824,860	51.0%
Annette Meier(7)	8,824,860	51.0%
Christopher D. Cashion(8)(13)	75,000	*
Terence Cryan(9)(10)	18,750	*
Robert Iversen(9)(11)	18,750	*
Michael V. Ronca(9)(12)	18,750	*
All directors and executive officers as a group (6 persons)	8,946,110	51.7%

*	Less than 1%
(1)	Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by officers, directors and principal stockholders and reporting forms, if any, filed with the SEC on behalf of such persons.
(2)	Based on 17,291,646 shares outstanding as of April 30, 2015.
(3)	Unless otherwise indicated, the address of all beneficial owners of our shares of common stock set forth above is 1583 South 1700 East, Vernal, Utah 84078.
(4)	Based on a Schedule 13G/A filed with the SEC on February 13, 2015 by FMR LLC, Fidelity Small Cap Growth Fund, Select Energy Services Portfolio, Edward C. Johnson III and Abigail P. Johnson. FMR LLC’s address is 245 Summer Street, Boston, Massachusetts 02210. Mr. Johnson is a Director and the Chairman of FMR LLC and Ms. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of Mr. Johnson, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Mr. Johnson nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(5)	Based on a Schedule 13D/A filed with the SEC on January 2, 2015 by Reid Walker, D4D LLC, a Texas limited liability company, and Hard 4 Holdings, LLC, a Texas limited liability company of which Mr. Walker is the manager and 100% beneficial owner (collectively referred to herein as the “Walker Parties”). The principal business address of the Walker Parties is 3953 Maple Avenue, Suite 150, Dallas, Texas 75219. Of the total 900,000 shares, 357, 143 shares of common stock and a warrant exercisable for 357,143 shares of common stock held by Hard 4 Holdings, LLC, which Mr. Walker shares dispositive or voting power over, and Mr. Walker personally owns 185,714 additional shares of the Company.
(6)	Includes (i) 5,641,510 shares of common stock indirectly owned through his ownership in Meier Family Holding Company, LLC, and (ii) 3,173,350 shares of common stock indirectly owned through his ownership in Meier Management Company, LLC.
(7)	Includes (i) 5,641,510 shares of common stock indirectly owned through her ownership in Meier Family Holding Company, LLC, and (ii) 3,173,350 shares of common stock indirectly owned through her ownership in Meier Management Company, LLC.
(8)	Includes 75,000 shares of restricted common stock that vests in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock will vest on January 2, 2016, 33 1/3% of the shares of restricted common stock will vest on January 2, 2017 and 33 1/3% of the shares of restricted common stock will vest on January 1, 2018.
(9)	Includes 18,750 shares of restricted common stock that vests in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock will vest on May 22, 2015, 33 1/3% of the shares of restricted common stock will vest on May 22, 2016 and 33 1/3% of the shares of restricted common stock will vest on May 22, 2017.
(10)	The address of Mr. Cryan is 2 Hampshire Road, Bronxville, New York 10708.
(11)	The address of Mr. Iversen is 4928 FM 1374 Road, Huntsville, Texas 77340.
(12)	The address of Mr. Ronca is 17318 Chagall Lane, Spring, Texas 77379.
(13)	The address of Mr. Cashion is 20615 Sundance Springs Lane, Spring, Texas 77379.

Executive Officers and Key Employees

Our executive officers serve at the pleasure of our Board of Directors. All of our executive officers and key employees are listed in the following table, and certain information concerning those officers, except for Mr. Meier and Ms. Meier, who are also members of the Board of Directors, follows the table:

Name	Age	Position
G. Troy Meier	53	Board Chair, Class III Director and Chief Executive Officer
Annette Meier	52	Class II Director, President and Chief Operating Officer
Christopher D. Cashion	59	Chief Financial Officer
James Osterloh	48	Chief Technology Officer

Christopher D. Cashion.  Mr. Cashion has over 30 years of experience in the fields of accounting, finance and private equity. Mr. Cashion joined us in March 2014 to serve as our Chief Financial Officer on a full-time basis. Previously, Mr. Cashion worked as an independent financial and business consultant since 1998. From January 2013 through February 2014, Mr. Cashion was the Chief Financial Officer for Surefire Industries USA LLC, a Houston-based hydraulic fracturing equipment manufacturing company. Previously, from January 2005 to August 2012, Mr. Cashion provided chief financial officer services to five start-up portfolio companies owned by the Shell Technology Venture Fund, a private equity fund. Prior to his tenure with the start-up portfolio companies, Mr. Cashion worked for the First Reserve Corporation, a private equity firm, from 1991 to 1993. Mr. Cashion worked with Baker Hughes, Inc. from 1981 to 1991 and with Ernst & Young from 1977 to 1981. Mr. Cashion holds a B.S. in Accounting from the University of Tennessee and an M.B.A. in Finance and International Business from the University of Houston. Mr. Cashion has been a Certified Public Accountant since 1979.

James Osterloh.  Mr. Osterloh has served as our Chief Technology Officer since 2014. He has over 20 years of technology experience in various industries. Previously, from 2010 to 2014, he served as the Director of Technology Integration at M-7 Technologies, where he directed the selection, procurement and integration of instrumentation and software for advanced metrology projects. Prior to his tenure at M-7, Mr. Osterloh served as the Chief Technical Officer at Applied Systems Transfer LLC. From 2007 to 2009, he

served as the Senior Vice President at Green Power Inc., where he was the Chief Engineer and developed technology that converted solid hydrocarbon residuals into liquid fuels and residual electrical power. Mr. Osterloh served as Vice President at Parsons Corporation from 1995 to 2007, where he founded Parsons Pasco Shop, a management initiative that he grew to an organization of 140 engineers, craftsmen and support personnel. Mr. Osterloh graduated in 1988 with a Bachelor of Science in Electrical Engineering from the University of Wyoming. Mr. Osterloh is also the holder numerous technology-based patents.

Named Executive Officer Compensation

Summary Compensation Table.  The following table summarizes the compensation of our principal executive officer, as well as our other two most highly compensated executive officers, for the fiscal years ended December 31, 2014 and 2013. We refer to these individuals throughout this proxy statement as the “named executive officers.”

Summary Compensation Table for Fiscal Years Ended December 31, 2014 and 2013

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Troy Meier(1) Chief Executive Officer	2014	277,692	(3)	368,719	(4)			—	—	—	12,841	(6)	659,252
	2013	—		—		—		—	—	—	20,175	(6)	20,175
Annette Meier(1) President and Chief Operating Officer	2014	248,461	(3)	329,906	(4)	—		—	—	—	1,597	(7)	579,964
	2013	—		—		—		—	—	—	22,175	(7)	22,175
Christopher Cashion(2) Chief Financial Officer	2014	175,615	(3)	97,031	(4)	296,250	(5)	—	—	—	6,210	(8)	575,106
	2013	—		—		—		—	—	—	—		—

(1)	Each of Troy Meier and Annette Meier historically received a salary of $69,000 per year from Meier Family Holding Company, LLC. In addition, together they have received S-corporation distributions from Meier Family Holding Company, LLC of $10,000 in 2013 and from Meier Management Company, LLC of $755,842 in 2013. During the period January 1, 2014 through May 31, 2014, Troy Meier received a salary of $31,625 and Annette Meier received a salary of $29,192 from Superior Drilling Products LLC (“SDPLLC”) and the Meier’s together received distributions of $740,412 from SDPLLC.
(2)	Mr. Cashion served as a consultant to the Company from March 1, 2014 through the completion of our initial public offering, at which time he was hired as Chief Financial Officer. For the period March 1, 2014 through May 31, 2014, Mr. Cashion received consulting fee payments totaling $82,599.
(3)	Effective after our initial public offering, Mr. Meier, Ms. Meier and Mr. Cashion’s annual base salaries were $475,000, $425,000 and $300,000, respectively. These amounts represent the prorated portion of total annual salary received from June 1, 2014 through December 31, 2014.
(4)	Amounts reflect bonuses earned in 2014, but to be paid in 2015. For Mr. Meier and Ms. Meier, the bonus earned reflects the period from January 1 through December 31, 2014. For Mr. Cashion, the bonus earned reflects the period from March 1 through December 31, 2014. Criteria considered by the Compensation Committee of the Board of Directors in determining these bonuses included (i) the successful closing of our initial public offering on May 22, 2014, (ii) the successful closing of our purchase of Hard Rock Solutions LLC on May 29, 2014, (iii) the successful staffing of key individuals in sales and marketing to penetrate the U.S. market with the Drill N Ream rental tool and (iv) the successful investment in our research and engineering facility.
(5)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for additional detail regarding assumptions underlying the value of these equity awards. The grant date fair value for restricted stock awards is based on the closing price of our common stock on the grant date (December 22, 2014), which was $3.95 per share. The restricted stock awards will vest in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock will vest on January 2, 2016, 33 1/3% of the shares of restricted common stock will vest on January 2, 2017 and 33 1/3% of the shares of restricted common stock will vest on January 1, 2018.

(6)	Represents certain company paid health care costs for Troy and Annette Meier and personal use of a company vehicle.
(7)	Represents personal use of a company vehicle.
(8)	Represents certain company paid health care costs.

Narrative Disclosure to Summary Compensation Table.   See the footnotes to the Summary Compensation Table and “Employment Agreements and Potential Benefits Upon Termination or Change-in-Control” for narrative disclosure with respect to the table, as well as the below discussion.

Outstanding Equity Awards for Year Ended December 31, 2014

The following table shows the number of shares covered by exercisable and unexercisable stock awards held by our named executive officers on December 31, 2014. Each of the awards in the table was made under the 2014 Stock Incentive Plan.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Troy Meier	—	—	—	—	—	—	—		—	—
Annette Meier	—	—	—	—	—	—	—		—	—
Chris Cashion	—	—	—	—	—	75,000	296,250	(1)	—	—

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for additional detail regarding assumptions underlying the value of these equity awards. The grant date fair value for restricted stock awards is based on the closing price of our common stock on the grant date (December 22, 2014), which was $3.95 per share. The restricted stock awards will vest in accordance with the following vesting schedule: 33 1/3% of the shares of restricted common stock will vest on January 2, 2016, 33 1/3% of the shares of restricted common stock will vest on January 2, 2017 and 33 1/3% of the shares of restricted common stock will vest on January 1, 2018.

Employment Agreements and Potential Benefits Upon Termination or Change-in-Control.

In connection with our initial public offering, we planned to enter into employment agreements with each of our named executive officers, and the forms of those agreements were filed with the SEC as exhibits to our registration statement on Form S-1. However, management and the Board have continued to discuss and negotiate the final terms of those agreements and as of the date of the mailing of this proxy statement, the agreements have not been executed. As a result, none of the named executive officers currently has a contractual right to any of the benefits described below. The employment agreements to be entered into with our named executive officers will provide for, among other things, the payment of base salary, reimbursement of certain costs and expenses, and for each named executive officer’s participation in our bonus plan and employee benefit plans.

With the exception of Troy Meier’s and Annette Meier’s employment agreements, each agreement will provide for a term of employment commencing on the date of the agreement and continuing (a) until we or the executive provide 30-days written notice of termination to the other party, (b) upon termination by us for cause, or (c) upon the executive’s death or disability. Except with respect to certain items of compensation, as described below, the terms of each agreement will be similar in all material respects.

In addition to the base salaries shown above,

•	Mr. Meier’s employment agreement provides for an annual review by our Board of Directors, and a performance bonus of 70% to 110% of his base salary based on criteria to be established by the Compensation Committee.
•	Ms. Meier’s employment agreement provides for an annual review by our Board of Directors, and a performance bonus of 70% to 110% of her base salary based on criteria to be established by the Compensation Committee.
•	Mr. Cashion’s employment agreement entitles him to receive up to a performance bonus based on criteria established by the Compensation Committee, and to participate in our 2014 Equity Incentive Plan when it becomes effective.

Each of the Meiers’ employment agreements will provide for customary and usual fringe benefits generally available to our executive officers, and reimbursement for reasonable out-of-pocket business expenses, including the use of a company vehicle.

Change of Control Provisions.  Each named executive officer’s employment agreement will also provide that in the event of a Change in Control (as defined below), during the term of executive’s employment, (a) we are obligated to pay such executive a single lump sum payment, within 30 days of the termination of such executive officer’s employment, equal to one year [salary], and (b) the executive’s equity awards, if any, shall immediately vest. “Change in Control” means approval by our stockholders of:

(1)	(a) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were our stockholders immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such transaction, (b) our liquidation or dissolution, or (c) the sale of all or substantially all of our assets (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or
(2)	the acquisition in a transaction or series or transactions by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of more than 50% of either the then outstanding shares of common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors (a “Controlling Interest”), excluding any acquisitions by (a) us or our subsidiaries, (b) any person, entity or “group” that as of the date of the amendments to the employment agreements owns beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act of a Controlling Interest, or (c) any of our employee benefit plans.

Troy Meier’s and Annette Meier’s employment agreements will provide that (a) the non-competition covenant does not apply following the termination of employment if their employment is terminated without cause or for good reason, (b) the non-solicitation of employees covenant applies with respect to any current employee or any former employee who was employed by us within the prior six months, and (c) the non-solicitation of customers covenant applies to all actual or targeted prospective clients of ours to the extent solicited on behalf of any person or entity in connection with any business competitive with our business.

As consideration and compensation to our executive officers for, and subject to each executive officer’s adherence to, the above covenants and limitations, we have agreed to continue to pay the executive officer’s base salary in the same manner as if they continued to be employed by us during the one-year non-competition period following the executive officer’s termination.

Payments on Termination.  Except as noted above, upon termination of employment under these agreements, (a) we are only required to pay each executive officer that portion of their respective annual base salary that have accrued and remain unpaid through the effective date of the executive officer’s termination, and (b) we have no further obligation whatsoever to the executive officer other than reimbursement of previously incurred expenses which are appropriately reimbursable under our expense reimbursement policy.

However, if employment termination is due to the executive’s death, we will continue to pay the executive’s annual base salary for the period through the end of the calendar month in which death occurs to the executive’s estate.

Certain Relationships and Related Party Transactions

In addition to the compensation arrangements with directors and executive officers described above in “Director Compensation,” and “Named Executive Officer Compensation,” the following is a description of each transaction since January 1, 2013 and each currently proposed transaction in which (1) we have been or are to be a participant, (2) the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end, and (3) any of our directors, executive officers, holders of more than 5% of our capital stock, or any member of their immediate families or person sharing their household had or will have a direct or indirect material interest.

Sales of Unregistered Securities

There have been no sales or other transfers of any of our or our subsidiaries’ securities since January 1, 2013, except as follows:

•	We issued 1,000 shares of our common stock to the Meiers upon formation in December 2013.
•	We issued a $2 million Secured Convertible Promissory Note, dated February 24, 2014, to D4D, LLC, one of our 5% of greater stockholders, which automatically converted, upon the completion of our initial public offering, into 714,286 shares of our restricted common stock and a four-year warrant to purchase an equivalent number of shares of our common stock at $4.00 per share.

Related Party Transactions

Tronco-Related Loans.

In January 2014, we entered into a Note Purchase and Sale Agreement under which we agreed to purchase a loan made to Tronco Energy Corporation (“Tronco”), a party related to us through common control, in order to take over the legal position as Tronco’s senior secured lender. That agreement provided that, upon our full repayment of the Tronco loan from the proceeds of the Offering, the lender would assign to us all of its rights under the Tronco loan, including all of the collateral documents. On May 30, 2014, we closed our purchase of the Tronco loan for a total payoff of $8.3 million, including principal, interest, and early termination fees. As a result of that purchase, we became Tronco’s senior secured lender, and as a result are entitled to receive all proceeds from sales of the Tronco-owned collateral, as discussed below.

As the result of our purchase of the Tronco loan, we have the direct legal right to enforce the collateral and guaranty agreements entered into in connection with the Tronco loan and to collect Tronco’s collateral sales proceeds, in order to recover the loan purchase amount. The Tronco loan continues to be secured by the first position liens on all of Tronco assets, as well as by the guarantees of Troy and Annette Meiers (the “Meier Guaranties”), which are directly payable to and legally enforceable by us. In addition, the Meiers have provided us with stock pledges in which they pledge all of their shares of our common stock held by their family entities (the “Meier Stock Pledge”), as collateral for the Meiers’ guaranties until full repayment of Tronco loan. The certificates representing the 8,814,860 pledged shares are being held in third-party escrow until full repayment of the Tronco loan. The pledged shares became tradable in the public market 180 days after the closing of the Offering, subject to insider timing requirements and volume limitations under Rule 144 of the Securities Act, and required periodic black-out periods. At a $3.45 per share price at closing of the NYSE MKT on April 21, 2015, the pledged shares would currently have a market value of over $30 million, significantly more than the amount necessary to repay the Tronco loan, even if no Tronco assets were sold.

Based on the combined collateral value of the Tronco assets and of the Meier Stock Pledge, we have determined that there is no risk of loss to us in connection with Tronco loan. Accordingly, we have eliminated the guarantee liability totaling $4.4 million as a non-cash charge to additional paid in capital and recorded the entire net realizable value of the Tronco loan totaling $8,296,717 as an asset in the balance sheet for the period ended December 31, 2014.

Previously, the Tronco loan had been scheduled to mature in January 2014. On December 18, 2013, it was amended to extend the maturity date to June 30, 2014, in exchange for a one-time payment of $68,881. The maturity date was further extendable, at Tronco’s election, for three additional six month periods upon payment of additional extension fees. On June 29, 2014, the independent members of our Board of Directors approved an extension of the June 30, 2014 payment date to July 31, 2014, to permit consideration of a loan restructuring to be approved by our independent Board members under terms no less favorable to us than could be negotiated with a third party at “arm’s length”. Any renewal will continue to be secured by the Meier Guaranties and the Meier Stock Pledge.

During July 2014, the Board of Directors agreed to restructure the Tronco loan effective May 29, 2014. As part of this restructuring the interest rate was decreased to the prime rate of JPMorgan Chase Bank plus 0.25%, which was 3.5% as of December 31, 2014. The payment requirements and schedule were also changed with the restructuring. Only interest is due on December 31, 2014 and, a balloon payment of all unpaid interest and principal is due in full at maturity on December 31, 2015. The Meiers paid the accrued interest of $164,458 by offsetting their founder notes which was due on December 31, 2014.

Real Property Loans.

The Naples property loan was used by a now-defunct limited liability company in which Troy Meier was an investor to purchase approximately 11 unimproved acres in Naples, Utah for a now-terminated property development venture. When the venture failed, the Company took title to the property and assumed this loan. This loan was secured by the purchased property. The raw land loan was used to purchase approximately 47 unimproved acres in Vernal, Utah that is contiguous to the Meier’s residence for approximately $0.7 million. This loan was secured by the purchased property. Prior to closing our initial public offering, the Naples property loan and the raw land loan totaling $1.7 million, were distributed to the Meier’s. The land being held as collateral under the Naples property loan and the raw land loan were also distributed at historical cost totaling approximately $2.2 million.

Reorganization Loans.

Upon closing of our initial public offering, we issued notes to trusts of the Meiers, in the amounts of approximately $1.3 million and $0.7 million, respectively, as additional consideration for the reorganization which was completed in connection with the offering. The obligations were initially required to be paid by the Company on or before January 2, 2015. On December 22, 2015, the Board of Directors and the Founders agreed to extend the maturity date to January 2, 2017, with an interest rate of 7.5% dating back to May 22, 2014. The Company has made payments on these notes in the aggregate of approximately $0.5, which includes principal payments of approximately $0.4 in aggregate, as of December 31, 2014.

Company Airplane.

Our Cessna T206H aircraft was purchased by Mr. Meier on June 30, 2006, primarily for our use in moving persons and products in and out of Vernal where those deliveries need to be expedited, or for deliveries to locations with no commercial air transportation. The purchase was financed by a commercial bank through an aircraft loan to the Meiers personally. The loan is secured by the plane, bears interest at 7.35%, requires monthly payments of approximately $3,500, and matures in June 2026. The current balance of that loan is approximately $339,000. In 2009, the Meiers transferred the plane’s title to Meier Leasing, LLC (“ML”), and ML assumed the aircraft loan. Since that date, all expenses related to the plane, including maintenance, fuel, repairs, insurance and depreciation, have been incurred by ML. As a result of the reorganization completed in connection with our initial public offering, ML is now our wholly-owned subsidiary. Our loan for the Company airplane bears interest at 7.35%, requires monthly payments of principal and interest of approximately $3,500, matures in May of 2026 and is collateralized by the airplane.

Superior Auto Body Loans.

In order to assist one of their nephews in starting his own auto body repair business, the Meiers joint ventured with their nephew to form Superior Auto Body, LLC (“SAB”). SAB is owned 50/50 between the nephew and a Meier family business holding company). In July 2008, Meier Properties Series, LLC (at that time the Meier family real estate holding company and now our wholly owned subsidiary as a result of the reorganization completed in connection with our initial public offering) became the co-borrower with SAB under two SBA loans to purchase property in Riverton, Utah, and to construct an auto body shop to be operated by the nephew’s business. The property is titled to MPS and rented to SAB under a lease agreement which requires the tenant/co-borrower to pay the $17,700 monthly lease payments directly to lender as payments on the SBA loans. Those loans total approximately $2.6 million, of which approximately $1.7 million is currently outstanding under a first Deed of Trust loan accruing interest at 6%, with monthly payments of approximately $10,600, and a maturity of March 2017. The remaining $1.1 million was issued under a second Deed of Trust loan of approximately $1,095,000 which accrues interest at 2.42%, requires monthly payments of approximately $6,100, and matures in July 2032. Both loans are secured by the purchased real property and constructed improvements and guaranteed by the SBA. We recorded rental income from the related party in the amounts of $144,943 and $171,942, for the year ended December 31, 2014 and 2013, respectively.

Uintah Steel.

The Meiers previously owned an equity interest in Uintah Steel & Alloy, LLC (“Uintah”). From time to time Uintah has purchased and distributed steel on behalf of the Company and other companies. Prior to the reorganization completed in connection with our initial public offering, Uintah ceased operations and the Founders contributed all steel inventory purchased by it that was designated for the Company to the Company, at historical costs totaling an aggregate of approximately $0.6 million. Since that time, the Company has purchased all of its steel requirements directly from unrelated suppliers and no longer does business with Uintah.

Policies and Procedures for Related-Party Transactions

Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our audit committee for review, consideration and approval. All of our directors and executive officers are required to report to the audit committee chair any such related person transaction. In approving or rejecting the proposed agreement, our audit committee shall consider the facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our audit committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as our audit committee determines in the good faith exercise of its discretion. If we should discover related person transactions that have not been approved, the audit committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2014, our officers, directors and greater than 10% beneficial owners timely filed all required Section 16(a) reports, except that the following individuals failed to file timely reports for such fiscal year: Troy and Annette Meier were each late in filing one Form 4 disclosing six transactions, and James Osterloh was late in filing two Form 4s disclosing six transactions.

Other Matters

Our Annual Report to Stockholders on Form 10-K covering the fiscal year ended December 31, 2014, our Quarterly Reports on Form 10-Q and other information are available on our website (www.sdpi.com) and may also be obtained by calling (435) 789-0594 or writing to the address below:

Superior Drilling Products, Inc.
P.O. Box 1656
Vernal, Utah 84078

The persons designated to vote shares covered by our Board of Directors’ proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

Deadline for Receipt of Stockholder Proposals

If you want us to consider including a proposal in our proxy statement for our 2016 annual meeting of stockholders, a copy of your proposal must be delivered to or mailed and received by our Secretary at our principal executive offices at P.O. Box 1656, Vernal, Utah 84078 not later than the close of business on March 17, 2016, nor earlier than the close of business on February 16, 2016. However, if the 2016 annual meeting of stockholders is called for a date that is not within 30 days before or after June 15, 2016, the one year anniversary of this meeting, in order to be timely, notice by the shareholder must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

Sincerely,

/s/ Annette Meier

Annette Meier
Secretary

April 30, 2015

APPENDIX A

SUPERIOR DRILLING PRODUCTS, INC.
2015 LONG TERM INCENTIVE PLAN
(Effective June 15, 2015)

A-i

A-ii

SUPERIOR DRILLING PRODUCTS, INC.
2015 LONG TERM INCENTIVE PLAN

SECTION 1

ESTABLISHMENT; PURPOSE AND TERM OF PLAN

1.1 Establishment

The Superior Drilling Products, Inc. 2015 Long Term Incentive Plan (the “Plan”) is hereby established and adopted by the Board effective as of June 15, 2015 (the “Effective Date”).

1.2 Purpose

The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company.

1.3 Term of Plan

The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares of Stock under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted on or before the date which is ten (10) years from Effective Date. If the Plan is approved by the Company’s Stockholders on or within twelve (12) months of the Effective Date, no future awards will be granted under the Company’s 2014 Stock Incentive Plan (“2014 Plan”), but all outstanding awards under the 2014 Plan shall continue under the 2014 Plan until they expire according to their terms.

SECTION 2

DEFINITIONS AND CONSTRUCTION

2.1 Definitions

Whenever used herein, the following terms have their respective meanings set forth below:

(a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to any Award that is deferred compensation subject to Code Section 409A, for the purposes of applying Code Section 409A to such Award the term Affiliate means all Persons with whom the Participant’s employer would be considered a single employer under Code Section 414(b) or 414(c) as defined and modified in Code Section 409 as determined by the Committee. Notwithstanding the foregoing, with respect to Nonstatutory Stock Options and Stock Appreciation Rights, if necessary for such Awards to be exempt from Code Section 409A, as determined by the Committee, for purposes of grants of such Awards, Affiliate shall only include an entity if the Stock would constitute “service recipient stock” within the meaning of Code Section 409A.

(b) “Award” means a grant of an Option, Restricted Stock, Other Stock-Based Award, including without limitation, Stock Appreciation Rights, Performance Awards, Dividends, Dividend Equivalents or Director Awards to a Participant under this Plan.

(c) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant and any shares of Stock acquired upon the exercise thereof. The Award Agreement consists of the Award Agreement and the Notice of Grant of an Award incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

(d) “Board” means the Board of Directors of the Company.

(e) “Cashless Exercise” has the meaning set forth in Section 6.3(a) hereto.

(f) A “Change in Control” means any of the following events occurring with respect to the Company:

(i) the consummation of a transaction where any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company) acquires securities of the Company and immediately thereafter is the beneficial owner (except that a Person shall be deemed to be the beneficial owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty (60)-day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two (2)-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office during the applicable two (2)-year period occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

(iii) the consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than fifty percent (50%) of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation and the ownership after the merger or consolidation of such securities is held by the owners in substantially the same portion as they held such securities immediately prior to the merger or consolidation; or

(iv) the consummation of a sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company, in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

(v) stockholder approval of or a complete liquidation or dissolution of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable notices, rulings and regulations promulgated thereunder.

(h) “Committee” means the Board or, if so appointed by the Board, the compensation committee of the Board or any other committee duly appointed by the Board to administer the Plan, which such committee may be one or more persons; provided however, that during any period the Company is a “Publicly Held Corporation” within the meaning of Code Section 162(m) or applicable securities laws the Committee shall consist of not less than two directors of the Board who fulfill the “outside director” requirements of Code Section 162(m) and who are non-employee directors under the Rule 16b-3.

(i) “Company” means Superior Drilling Products, Inc., a Utah corporation, or any successor corporation thereto.

(j) “Consultant” means an individual who is a natural person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or its Affiliates, provided that the identity of such individual, the nature of such services or the entity to which such services are provided are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities or would not preclude the Company from offering or selling securities to such individual pursuant to the Plan in reliance on either the exemption from registration provided under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(k) “Director” means a member of the Board who is not, at the time of grant of an Award, an Employee of the Company or any Company Affiliate, parent of the Company or a Subsidiary (within the meaning of 16b-3 under the Exchange Act) and who is certified by the Board as an independent director; provided, however, that a person who is a control person or director of an entity that is the beneficial owner of twenty-five percent (25%) or more of outstanding shares of the Company shall not be deemed to be a “non-employee” director.

(l) “Disability” means as such term is defined in the Participant’s Award Agreement.

(m) “Dividends and Dividend Equivalents” means an Award as specified in Section 8.3.

(n) “Effective Date” has the meaning set forth in Section 1.1 hereto.

(o) “Employee” means any individual treated as an employee (including a Director who is also treated as an employee) of the Company on the records of the Company or of any of the Company’s Affiliates on the records of such Affiliate and, with respect to any Incentive Stock Option granted to such individual, who is an employee of the Company or a parent or a Subsidiary of the Company for purposes of Sections 422, 424 and 3401(c) of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company, the Board, the Committee or any court of law or governmental agency subsequently makes a contrary determination.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Stock is listed or traded on a national or regional securities exchange or market system, constituting the primary market for the Stock, the Fair Market Value of a share of Stock shall be the average of the highest and lowest sales price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) on the determination date (or, if no sales occur on such date, on the last preceding date on which such sales of Stock are so reported) as quoted on such exchange or market system and as reported in The Wall Street Journal, pink sheets or such other source as the Committee deems reliable.

(ii) If, on such date, the Stock is not listed or traded on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in its discretion using a reasonable method exercised in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and if it is determined by the Committee to be applicable, in any other manner permitted in accordance with Code Section 409A and the notices, rulings and regulations thereunder, or 422(b) and the notices, rulings and regulations thereunder, if applicable.

(r) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(s) “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(t) “New Shares” has the meaning set forth in Section 4.2 hereto.

(u) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

(v) “Notice of Grant of an Award” means the Notice of Grant of an Award executed by the Company and the Participant on the date of the grant of the Award.

(w) “Officer” means any person designated by the Board as an officer of the Company.

(x) “Option” means a right to purchase Stock pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(y) “Option Expiration Date” has the meaning set forth in Section 9.1(a) hereto.

(z) “Other Stock-Based Awards” means Awards described in Section 8 and shall include, without limitation, Stock Appreciation Rights.

(aa) “Participant” means a person who has been granted one or more Awards hereunder.

(bb) “Performance Awards” means Awards described in Section 8.

(cc) “Permitted Transferee” has the meaning provided such term in Section 13.

(dd) “Person” means any individual or other natural person, partnership, corporation, limited liability company, group, trust or other legal entity.

(ee) “Plan” has the meaning set forth in Section 1.1 hereto.

(ff) “Publicly Held Corporation” has the meaning of such term in Section 4.2.

(gg) “Restricted Stock” means an Award granted to a Participant pursuant to Section 7 hereof.

(hh) “Restriction Period” means the period of time determined by the Committee and set forth in the Award Agreement during which the transfer of Restricted Stock by the Participant is restricted.

(ii) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(jj) “Securities Act” means the Securities Act of 1933, as amended.

(kk) “Section 409A Plan” has the meaning described in Section 24.

(ll) “Service” means a Participant’s employment or Service with the Company or any of its Affiliates, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) or a change in the Company or Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Company or an Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) shall not be deemed to have terminated if the Participant takes any military leave, temporary illness leave, authorized vacation or other bona fide leave of absence; provided, however, that if any such leave exceeds three (3) months, the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service with the Company is provided by either statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or provided by statute or contract, a leave of absence shall not be treated as Service. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the company for which the Participant performs Service ceasing to be the Company or an Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company). Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination. Notwithstanding the foregoing, with respect to any Award that is subject to 409A, separation from Service shall be determined by the Committee under the applicable rules of Code Section 409A.

(mm) “Stock” means the common stock of the Company, par value $0.01 per share, as adjusted from time to time in accordance with Section 4.2 hereto.

(nn) “Stock Appreciation Right” or “SAR” means a stock-based right granted under Section 8.1.

(oo) “Subsidiary” means any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Section 424(f) of the Code.

(pp) “Substitute Awards” has the meaning in Section 4.1.

(qq) “Ten Percent Owner Participant” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or parent or Subsidiary within the meaning of Section 422(b)(6) of the Code.

(rr) “Term” has the meaning described in Section 15.

2.2 Construction

Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Words of the masculine gender shall include the feminine and neuter, and vice versa. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. Section headings as used herein are inserted solely for convenience and reference and do not constitute any part of the interpretation or construction of the Plan.

SECTION 3

ADMINISTRATION

3.1 Administration by the Committee

The Plan shall be administered by the Committee. All questions of interpretation of the Plan, construction of its terms, or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2 Authority of Officers

Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Powers of the Committee

In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;

(b) to designate Awards as Restricted Stock or Options or Other Stock-Based Awards or Performance Awards or Dividends or Dividend Equivalents, and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares of Stock acquired upon the exercise and/or vesting thereof, including, without limitation, (i) the exercise price of the Option or Stock Appreciation Right, (ii) the method of payment for shares of Stock purchased upon the exercise and/or vesting of an Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Award or such shares of Stock, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions, including but not limited to performance goals, of the exercisability of the Award or the vesting of any shares of Stock, (v) the time of the expiration of the Award, (vi) the effect of the Participant’s termination of Service with the Company on any of the foregoing, (vii) the provision for electronic delivery of Awards and/or book entry, and (viii) all other terms, conditions and restrictions applicable to the Award or such shares of Stock not inconsistent with the terms of the Plan;

(e) to approve one or more forms of the Award Agreement;

(f) to amend, modify, extend, cancel, or renew any Award, or to waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof; provided, however, that no such amendment, modification, extension or cancellation shall materially adversely affect a Participant’s Award without a Participant’s consent;

(g) to accelerate, continue, extend or defer the exercisability and/or vesting of any Award, including with respect to the period following a Participant’s termination of Service with the Company;

(h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;

(i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

(j) notwithstanding the foregoing, except as provided in Sections 4.1, 4.2 and Section 25, the terms of an outstanding Award may not be amended by the Committee, without approval of the Company’s stockholders, to: (i) reduce the exercise price of an outstanding Option or to reduce the exercise price of an outstanding Stock Appreciation Right, (ii) cancel an outstanding Option or outstanding Stock Appreciation Right in exchange for other Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the cancelled Option or the cancelled Stock Appreciation Right, as applicable, or (iii) cancel an outstanding Option with an exercise price that is greater than the Fair Market Value of a share of Stock on the date of cancellation or cancel an outstanding Stock Appreciation Right with an exercise price that is greater than the Fair Market Value of a share of Stock on the date of cancellation in exchange for cash or another Award. In addition, no Option reloading will be permitted.

3.4 Administration with Respect to Insiders

With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3 and all other applicable laws, including any required blackout periods. At any time the Company is required to comply with Securities Regulation BTR, all transactions under this Plan respecting the Company’s securities shall comply with Securities Regulation BTR and the Company’s insider trading policies, as revised from time to time, or such other similar Company policies, including but not limited to policies relating to blackout periods. Any ambiguities or inconsistencies in the construction of an Award shall be interpreted to give effect to such limitation. To the extent any provision of the Plan or Award Agreement or action by the Committee or Company fails to so comply, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

3.5 Indemnification

EACH PERSON WHO IS OR WAS A MEMBER OF THE BOARD OR THE COMMITTEE SHALL BE INDEMNIFIED BY THE COMPANY AGAINST AND FROM ANY DAMAGE, LOSS, LIABILITY, COST AND EXPENSE THAT MAY BE IMPOSED UPON OR REASONABLY INCURRED BY HIM IN CONNECTION WITH OR RESULTING FROM ANY CLAIM, ACTION, SUIT, OR PROCEEDING TO WHICH HE MAY BE A PARTY OR IN WHICH HE MAY BE INVOLVED BY REASON OF ANY ACTION TAKEN OR FAILURE TO ACT UNDER THE PLAN (INCLUDING SUCH INDEMNIFICATION FOR A PERSON’S OWN, SOLE, CONCURRENT OR JOINT NEGLIGENCE OR STRICT LIABILITY), EXCEPT FOR ANY SUCH ACT OR OMISSION CONSTITUTING WILLFUL OR INTENTIONAL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE. SUCH PERSON SHALL BE INDEMNIFIED BY THE COMPANY FOR ALL AMOUNTS PAID BY HIM IN SETTLEMENT THEREOF, WITH THE COMPANY’S APPROVAL, OR PAID BY HIM IN SATISFACTION OF ANY JUDGMENT IN ANY SUCH ACTION, SUIT, OR PROCEEDING AGAINST HIM, PROVIDED HE SHALL GIVE THE COMPANY AN OPPORTUNITY, AT ITS OWN EXPENSE, TO HANDLE AND DEFEND THE SAME BEFORE HE UNDERTAKES TO HANDLE AND DEFEND IT ON HIS OWN BEHALF. THE FOREGOING RIGHT OF INDEMNIFICATION SHALL NOT BE EXCLUSIVE OF ANY OTHER RIGHTS OF INDEMNIFICATION TO WHICH SUCH PERSONS MAY BE ENTITLED UNDER THE COMPANY’S ARTICLES OF INCORPORATION OR BYLAWS, AS A MATTER OF LAW, OR OTHERWISE, OR ANY POWER THAT THE COMPANY MAY HAVE TO INDEMNIFY THEM OR HOLD THEM HARMLESS.

SECTION 4

SHARES SUBJECT TO PLAN

4.1 Maximum Number of Shares Issuable

Subject to adjustment as provided in Section 4.2 and Section 25, the maximum aggregate number of shares of Stock that may be issued with respect to Awards under the Plan shall be one million five hundred and ninety two thousand eight hundred and seventy eight (1,592,878) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. The maximum aggregate number of such shares of Stock authorized for issuance in the foregoing sentence that may be issued as Incentive Stock Options shall be one million five hundred thirteen thousand two hundred and thirty-four (1,513,234) shares of Stock. Shares of Stock of an outstanding Award that for any reason expire or are terminated, forfeited or canceled shall again be available for issuance under the Plan; provided, however, that amounts withheld for taxes or are withheld for the purchase price for Options or SARs shall not again be available for issuance under the Plan. Awards that by their terms are to be settled solely in cash shall not be counted against the number of shares of Stock available for the issuance of Awards under the Plan. Shares of stock issued under Awards granted in assumption, substitution or exchange for previously granted Awards of a company acquired by the Company (“Substitute Awards”) do not reduce the shares of Stock available under the Plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the Plan’s share reserve as provided herein (subject to NYSE MKT listing requirements, as long as the Stock is listed on this exchange or the applicable other exchange requirements on which the Stock is listed).

Subject to the maximum number of shares of Stock available for Awards under the Plan as provided in the preceding paragraph of this Section 4.1, during any period that the Company is a “Publicly Held Corporation” within the meaning of Code Section 162(m) the following rules shall apply to grants of Awards that are intended to meet the performance-based exception under Code Section 162(m):

(a) Subject to adjustment as provided in Section 4.2 and Section 25, the maximum aggregate number of shares of Stock that may be subject to Options and Stock Appreciation Rights with respect to Awards granted in any calendar year to any Participant shall be one million five hundred thirteen thousand two hundred and thirty-four (1,513,234) shares of Stock, and the exercise price per share of Stock for an Option or Stock Appreciation Right shall be equal to at least the Fair Market Value per share of Stock on the grant date of the Award. If such an Award may be settled in cash as permitted under the terms of the

Award, the number of shares of Stock for the cash amount shall be counted toward the individual share limit provided in this subsection (a) calculated as of the date of grant.

(b) Subject to adjustment as provided in Section 4.2 and Section 25, the maximum aggregate number of shares of Stock subject to Awards, other than Options and Stock Appreciation Rights, that may be settled in Stock including, without limitation, Restricted Stock or any Other Stock-Based Award with respect to Awards granted in any calendar year to any Participant shall be one million five hundred thirteen thousand two hundred and thirty-four (1,513,234). If such an Award is to be settled in cash rather than Stock pursuant to its terms, the number of shares of Stock that could be issued for the cash amount shall be counted toward the individual share limit in this subsection (b) calculated as of the date of grant.

(c) Subject to adjustment as permitted under Section 4.2 or Section 25, the maximum aggregate cash subject to Awards, including, without limitation, Performance Awards intended to meet the performance-based exception under Code Section 162(m) to be settled solely in cash with respect to Awards granted in any calendar year that may be made to any Participant shall be two million dollars ($2,000,000) calculated as of the date of grant.

(d) With respect to any Option or Stock Appreciation Right granted to a Participant that is canceled or repriced, the number of shares of Stock subject to such Option or Stock Appreciation Right shall continue to count against the maximum number of shares of Stock that may be the subject of Options or Stock Appreciation Right granted to such Participant hereunder but only to the extent such is required in accordance with Section 162(m) of the Code.

(e) The limitations of subsections (a), (b), (c) and (d) above shall be construed and administered so as to comply with the performance-based exception in Code Section 162(m) and shall only apply to the extent required to meet the performance-based exception under Code Section 162(m) for Awards intended by the Committee to meet the performance-based exception under Code Section 162(m).

4.2 Adjustments for Changes in Capital Structure

In the event of any stock dividend or extraordinary cash dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Awards, and in the exercise price per share of any outstanding Awards and with respect to Options, if applicable, in accordance with Code Sections 424 and 409A. If a majority of the shares of Stock, which are of the same class as the shares of Stock that are subject to outstanding Awards, are exchanged for, converted into, or otherwise become (whether or not pursuant to a change in control) shares of another company (the “New Shares”), the Committee may, in its sole discretion, unilaterally amend the outstanding Awards to provide that such Awards are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion, and with respect to Options in accordance with Code Sections 424 and 409A and the regulations thereunder. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

SECTION 5

ELIGIBILITY AND AWARD LIMITATIONS

5.1 Persons Eligible for Awards

Awards may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants,” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of employment or other service relationships with the Company subject to their actual commencement of Service. Eligible Persons may be granted more than one (1) Award. Eligibility in accordance with this Section shall not entitle any Person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.2 Award Agreements

Each Participant to whom an Award is granted shall be required to enter into an Award Agreement with the Company, in such a form as is provided by the Committee. The Award Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Participant’s particular Award. Such terms need not be uniform among all Participants or any similarly situated Participants. The Award Agreement may include, without limitation, vesting, forfeiture and other provisions specific to the particular Participant’s Award, as well as, for example, provisions to the effect that the Participant (i) shall not disclose any confidential information acquired during employment with the Company or while providing service to the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other Service of any Employee or service provider of the Company, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Award if terminated for Cause, (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, (vii) shall be subject to transfer restrictions respecting the Award or Stock, (viii) shall be subject to any other agreement between the Participant and the Company regarding shares of Stock that may be acquired under an Award including, without limitation, an agreement restricting the transferability of the Award or shares of Stock by Participant or any other restrictions or requirements of any stockholders’ agreement that is in effect from time to time, and (ix) any provisions or definitions the Committee deems necessary or desirable to comply with Code Section 409A. An Award Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Participant.

5.3 Award Grant Restrictions

Any person who is not an Employee on the effective date of the grant of an Award to such person may be granted only a Nonstatutory Stock Option, Restricted Stock or Other Stock-Based Award. An Incentive Stock Option Award granted to an Employee of the Company, or its parent or Subsidiary as defined in Code Section 424(f), or to a prospective Employee of the Company, or its parent or its Subsidiary as defined in Code Section 424(f) upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences service as an Employee with the Company, with an exercise price determined as of such date in accordance with Section 6.1.

5.4 Fair Market Value Limitations for Incentive Stock Options

To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Company or parent or Subsidiary as defined in Code Section 422, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having an aggregate Fair Market Value greater than one hundred thousand dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.4, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.4, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.4, the Company at the request of the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

5.5 Repurchase Rights, Right of First Refusal and Other Restrictions on Stock

Shares of Stock under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions pursuant to a contract entered into by the Company and its stockholders or otherwise as determined by the Committee or as provided in the Award Agreement, in the Committee’s discretion. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement, including but not limited to, the Award Agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

SECTION 6

TERMS AND CONDITIONS OF OPTIONS

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by an Award Agreement. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price

The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) subject to adjustments permitted under the Plan under Section 4.2 and Section 25, and other than with respect to Substitute Awards, the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Participant shall have an exercise price per share of Stock less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Sections 424 and 409A of the Code.

6.2 Exercisability, Vesting and Term of Options

(a) Exercisability.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option provided that an Option, that is not an Incentive Stock Option, may be exercised for the thirty (30)-day period after the expiration of a limitation on the Participant’s ability to exercise due to Section 16-b(3), the Company’s insider trading policy or other applicable law which may extend beyond the ten (10)-year term for this limited purpose, (ii) no Incentive Stock Option granted to a Ten Percent Owner Participant shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (iii) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with the Company. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

(b) Vesting.  The Committee shall specify the vesting schedule, if any, in the applicable Award Agreement.

(c) Incentive Stock Options.  Unless otherwise provided in the Option Agreement with respect to death or Disability of the Participant, the Incentive Stock Options may only be exercised within three (3) months after the Participant’s termination of Service.

6.3 Payment of Exercise Price

(a) Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made in cash, by check or cash equivalent or upon approval by the Committee in its sole discretion by any of the following (i) subject to Section 6.3(b)(i) below, by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price; (ii) subject to the Company’s rights set forth in Section 6.3(b)(ii) below, by causing the Company to withhold from the shares of Stock issuable upon the exercise of the Option the number of whole shares of Stock having a Fair Market Value, as determined by the Company, not less than the exercise price (a “Cashless Exercise”); (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law; or (iv) by any combination of cash or any of the foregoing or any combination of (i – iii) thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(ii) Cashless Exercise.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise in order to comply with applicable law.

SECTION 7

RESTRICTED STOCK

7.1 Award of Restricted Stock

(a) Grant.  In consideration of the performance of employment or Service by any Participant who is an Employee, Consultant or Director, Stock may be awarded under the Plan by the Committee as Restricted Stock with such restrictions during the Restriction Period as the Committee may designate in its discretion, any of which restrictions may differ with respect to each particular Participant. Restricted Stock may also be awarded as an Other Stock-Based Award subject to performance goals under Section 8.2. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by an Award Agreement.

(b) Immediate Transfer Without Immediate Delivery of Restricted Stock.  Unless otherwise specified in the Participant’s Award Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the shares of Restricted Stock to the Participant in consideration of the performance of Services as an Employee, Consultant or Director, as applicable, entitling such Participant to all voting, dividends and other ownership rights in such shares of Stock.

As specified in the Award Agreement, a Restricted Stock Award may limit the Participant’s dividend and voting rights during the Restriction Period in which the shares of Restricted Stock are subject to a “substantial risk of forfeiture” (within the meaning given to such term under Code Section 83) and restrictions on transfer. In the Award Agreement, the Committee may apply any restrictions to the dividends that the Committee deems appropriate.

Shares awarded pursuant to a grant of Restricted Stock may be issued in the name of the Participant and held, together with a stock power endorsed in blank, by the Committee or Company (or their delegates) or in trust or in escrow pursuant to an agreement satisfactory to the Committee, or by book entry or otherwise as determined by the Committee, until such time as the restrictions on transfer have expired. All such terms and conditions shall be set forth in the particular Participant’s Award Agreement. The Company or Committee (or their delegates) shall issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

7.2 Restrictions

(a) Forfeiture of Restricted Stock.  Restricted Stock awarded to a Participant may be subject to the following restrictions until the expiration of the Restriction Period: (i) a restriction that constitutes a “substantial risk of forfeiture” (as defined in Code Section 83), or a restriction on transferability; (ii) unless otherwise specified by the Committee in the Award Agreement, the Restricted Stock that is subject to restrictions which are not satisfied shall be forfeited and all rights of the Participant to such Stock shall terminate; and (iii) any other restrictions that the Committee determines in advance are appropriate, including, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee. Any such restrictions shall be set forth in the particular Participant’s Award Agreement.

(b) Issuance of Certificates.  Reasonably promptly after the date of grant with respect to shares of Restricted Stock, the Company shall take the actions as it determines necessary in its sole discretion to cause the Stock to be issued subject to the forfeiture provisions and other requirements as the Committee determines necessary, including, without limitation, issuing a Stock certificate, registered in the name of the Participant to whom such shares of Restricted Stock were granted, evidencing such shares; provided, however, that the Company shall not cause to be issued such a Stock certificate unless it has received a Stock power duly endorsed in blank with respect to such shares of Restricted Stock. Each such stock certificate shall bear the following legend or any other legend approved by the Company:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Superior Drilling Products, Inc. 2015 Long Term Incentive Plan and an Award Agreement entered into between the registered owner of such shares and Superior Drilling Products, Inc. A copy of the Plan and Award Agreement are on file in the corporate offices of Superior Drilling Products, Inc.

Such legend shall not be removed from the certificate evidencing such shares of Restricted Stock until such shares vest pursuant to the terms of the Award Agreement.

(c) Vesting.  The Award Agreement shall specify the vesting schedule.

(d) Removal of Restrictions.  The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is appropriate.

7.3 Delivery of Shares of Common Stock

Subject to withholding taxes under Section 10 and to the terms of the Award Agreement, a Stock certificate evidencing the shares of Restricted Stock with respect to which the restrictions in the Award Agreement have been satisfied shall be delivered to the Participant or other appropriate recipient free of such restrictions. Such delivery shall be affected for all purposes when the Company shall have deposited such certificate in the United States mail, addressed to the Participant or other appropriate recipient.

SECTION 8

OTHER STOCK-BASED, PERFORMANCE AWARDS AND
DIVIDENDS, OR DIVIDEND EQUIVALENTS

8.1 Grant of Other Stock-Based and Performance Awards

Other Stock-Based Awards may be awarded by the Committee to selected Participants that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan and the goals of the Company. Performance Awards may be granted by the Committee in its sole discretion awarding cash or Stock (including Restricted Stock) or a combination thereof based upon the achievement of goals as determined by the Committee. Types of Other Stock-Based Awards or Performance Awards include, without limitation, purchase rights, phantom stock, Stock Appreciation Rights, restricted units, performance units, Restricted Stock or Stock subject to performance goals, shares of Stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures related to the Stock, other rights convertible into shares of Stock, Awards valued by reference to the value of Stock or the performance of the Company or a specified Subsidiary, Affiliate division or department, Awards based upon performance goals established by the Committee and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Subsidiary. Stock Appreciation Rights will be subject to the same terms respecting Nonstatutory Stock Options as provided in Sections 6.2 and 6.3 hereof unless otherwise provided in the Award Agreement. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Awards. Other Stock Based Awards and Performance Awards may be paid in Stock, cash or a combination thereof.

8.2 Other Stock-Based Award and Performance Awards Terms

(a) Written Agreement.  The terms and conditions of each grant of an Other Stock-Based Award or Performance Award shall be evidenced by an Award Agreement.

(b) Purchase Price.  To the extent that a Stock Appreciation Right is intended to be exempt from Code Section 409A or if the Company is a Publicly Held Corporation and the Stock Appreciation Right is intended to meet the performance-based exception in Code Section 162(m), the exercise price per share of Stock shall not be less than one hundred percent (100%) of Fair Market Value of a share of Stock on the date of the grant of the Stock Appreciation Right and shall otherwise comply with Code Section 409A and/or Code Section 162(m).

(c) Performance Goals and Other Terms.  In its discretion, the Committee may specify such criteria, periods or performance goals for vesting in Other Stock-Based Awards or Performance Awards and payment thereof to the Participant as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee. All terms and conditions of Other Stock-Based Awards and Performance Awards shall be determined by the Committee and set forth in the Award Agreement.

If any Other Stock-Based Award or Performance Award is intended by the Committee to meet the performance-based exception in Code Section 162(m), the following shall apply:

(i) Performance Period.  The Committee shall establish a performance period which shall be a period of time, as may be determined in the discretion of the Committee and set out in the Award Agreement, over which performance is measured for the purpose of determining a Participant’s right to and the payment value of an Other Stock-Based Award or Performance Award in accordance with Code Section 162(m). For each performance period, the Committee shall establish the number of Other Stock-Based Awards or Performance Awards and their contingent values which may vary depending on the degree to which performance criteria established by the Committee are met and shall establish the Awards and performance criteria within the time period required under Code Section 162(m) if such Awards are intended to meet the performance-based exception under Code Section 162(m).

(ii) Performance Criteria.  The Committee may establish performance goals applicable to Other Stock-Based Awards or Performance Awards based upon performance criteria specified in item (iii) below in one or more of the following categories: (x) performance of the Company as a whole and/or any Company Affiliate, (y) performance of a segment of the Company’s or its Affiliates’ business, business unit or division, and (z) individual performance. Performance criteria for the Company shall relate to the achievement of predetermined financial, operational or strategic objectives for the Company, as a whole and/or a Company Affiliate, and performance criteria for a segment of the Company’s business or business unit or division shall relate to the achievement of financial, operational or strategic objectives of the segment for which the Participant is accountable. The performance criteria in Section 8.2 (c)(iii) may be used on an absolute or relative basis to measure the performance of the Company as a whole and/or a Company Affiliate or any business unit, division or segment of the Company and/or an Affiliate or any combination thereof as determined by the Committee or as compared to the performance of a group of comparable companies or published or special index or as compared to various stock market indices as the Committee may determine appropriate in its sole discretion.

(iii) Performance criteria shall include any of the following (alone or in any combination): pre-tax or after tax profit levels, earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, gross profit or gross profit growth, net operating profits before or after tax, and net income; share price, including, without limitation, growth measures and total stockholder return; return on assets, equity, capital or investment; return on capital; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; stock price performance, sales, costs, gross revenue, net revenue or revenue growth, margins, production volumes or reserves added (and any of the foregoing as compared to a peer group as established by the Committee in its discretion); improvement in capital structure, levels of operating efficiency or expense, maintenance expense, productivity ratios, economic value or other added value, working capital targets, enterprise value, safety records; completion of acquisitions or business expansion or measures of customer satisfaction and customer service as determined from time to time including the relative improvement therein. Individual performance criteria shall relate to a Participant’s overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. The performance goals may differ among Participants and shall be established in accordance with Code Section 162(m). To the extent permitted under Code Section 162(m) with respect to Awards intended to meet the performance-based exception under Code Section 162(m), the Committee is authorized at any time during the first ninety (90) days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Awards granted to any Participant for the performance period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a performance goal for such performance period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; any reorganization and restructuring programs; extraordinary, unusual or infrequently occurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; acquisitions or divestitures; any other specific unusual or nonrecurring events, or objectively determinable category thereof; and a change in the Company’s fiscal year. The Committee may also specify the application of any of the foregoing in the Award if necessary to comply with Code Section 162(m).

(iv) Modification.  If the Committee determines, in its discretion exercised in good faith, that the established performance measures or objectives are no longer suitable to the Company’s objectives because of a change in the Company’s business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the performance measures and objectives to the extent it considers such modification to be necessary, provided, however, that with respect to Awards intended to qualify for the performance-based exception of Code Section 162(m), the Committee shall not permit any such modification that would cause the Awards to fail to qualify for the performance-based exception.

(v) Compliance with Code Section 162(m).  With respect to Awards intended to meet the performance-based exception of Code Section 162(m), the Committee shall administer the Awards and take all action that it determines are necessary, including but not limited to certifying that performance goals have been met, so that Awards intended to meet the performance-based exception comply with Code Section 162(m).

(d) Payment.  Other Stock-Based Awards or Performance Awards may be paid in shares of Stock, cash or other consideration or a combination thereof related to such shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Award Agreement.

8.3 Dividends or Dividend Equivalents.

Except with respect to dividends on Restricted Stock (unless the Award Agreement for the Restricted Stock eliminates dividend rights), the Participant shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Stock covered by the Award unless (and to the extent) otherwise as determined by the Committee and set forth in a separate Award Agreement. The Committee in the Award Agreement may provide such terms and conditions for the Award of Dividends or Dividend Equivalents as it shall determine in its discretion. The Committee may also provide in such Award Agreement that the amounts of any Dividends or Dividend Equivalent shall be deemed to have been reinvested in additional shares of Stock. In addition, with respect to any Performance Award, whether or not intended to meet the performance-based exception under Code Section 162(m), any Dividends or Dividend Equivalents granted with respect to such Award, including a Restricted Stock Award, shall be subject to achieving the same performance goals as the underlying Performance Award. Notwithstanding the foregoing, no grant of a Dividend or Dividend Equivalent may be granted with respect to an Option or SAR.

8.4 Elections and Limitations for Director Awards.

(a) Elections.  On the last day of each calendar quarter (each such date, an “Election Date”), a Director may elect to receive a percentage (the percentage so elected being the “Elected Percentage”) of the Director’s fees (including both Board and Board committee annual retainer fees, if any, and Board or Board committee meeting and per diem fees) the Company otherwise would pay in cash to the Director for his or her service as a Director during the quarterly period immediately following such Election Date (the “Service Period ”) in Stock. The number of shares of Stock, as the case may be, paid or credited to a Director during the Service Period shall be determined on the first day of the month immediately following the Service Period by multiplying the amount of the Director’s fees for such Service Period by his or her Elected Percentage and dividing that result by the Fair Market Value per share of Stock on such date, with the result rounded down to the nearest whole number. Any election made by a Director pursuant to this paragraph must take the form of a written document signed by the Director and filed with the secretary of the Company and designate the Elected Percentage of the cash fees the Director elects to forego in the next Service Period in exchange for Stock.

(b) Limitations.  Subject to adjustments pursuant to Sections 4.2 and 25, the amount of an Award granted to each Director in a calendar year shall not exceed two hundred thousand dollars ($200,000) in value of the aggregate of Stock and cash Awards.

SECTION 9

EFFECT OF TERMINATION OF SERVICE

9.1 Option Exercisability and Award Vesting

Subject to earlier termination of the Option or other Award as otherwise provided herein and unless otherwise provided by the Committee in the Award Agreement, an Award and Option shall be vested and an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with this Section 9.1 and thereafter shall terminate:

(a) Disability or Death.  If the Participant’s Service terminates because of the Disability or death of the Participant, the unvested portion of any Award shall be forfeited and terminated and the vested portion of an Option may be exercised by the Participant or the applicable of his guardian or legal representative or estate for a period of three (3) months after the date on which the Participant’s Service terminated due to Disability or one (1) year after the date on which the Participant’s Service terminated due to death, respectively, but in any event no later than the date of expiration of the Option’s term, which in no event shall exceed ten (10) years from the date of grant, as set forth in the Award Agreement evidencing such Option, except as provided in Section 6.2(a)(i) for a Nonstatutory Stock Option or SAR (the “Option Expiration Date”).

(b) Change in Control.  Upon a Change in Control then (i) the vested portion of the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated without Cause, but in any event no later than the Option Expiration Date, and (ii) the exercisability and vesting of the Award or Option and any shares of Stock acquired upon the exercise thereof may otherwise be accelerated effective as of the date on which the Participant’s Service terminated to such extent, if any, as shall have been determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option or other Award.

(c) Termination for Cause.  The effect of a Termination for Cause shall be specified in the Award Agreement.

(d) Other Termination of Service.  If the Participant’s Service with the Company terminates for any reason, except Disability, death, termination after a Change in Control, or Cause, any Award or Option, to the extent unvested shall be forfeited by the Participant on the date on which the Participant’s Service is terminated, and any vested Option may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

9.2 Extension of Option if Exercise Prevented by Law

Notwithstanding the foregoing, other than termination for Cause, if the exercise of an Option within the applicable time periods set forth in Section 9.1 is prevented by the provisions of Section 12 below, the Option shall remain exercisable until thirty (30) days (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date subject to the limited extension as provided in Section 6.2(a)(i).

9.3 Extension if Participant Subject to Section 16(b)

Notwithstanding the foregoing, other than termination for Cause, if a sale within the applicable time periods set forth in Section 9.1 of shares of Stock acquired upon the exercise of the Option would subject the Participant to liability under Section 16(b) of the Exchange Act, the Option (if exercisable) shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such liability, (ii) three (3) months after the Participant’s termination of Service, or (iii) the Option Expiration Date subject to the limited extension as provided in Section 6.2(a)(i).

SECTION 10

WITHHOLDING TAXES

10.1 Tax Withholding

All Awards are subject to, and the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Award hereunder and all Awards are subject to the Company’s right hereunder.

10.2 Share Withholding

With respect to tax withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Awards, the Committee in its discretion, may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction (or such higher amount if consistent with the equity treatment of the Award under the applicable accounting rules). All such elections shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate. Any fraction of a share of Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Participant.

10.3 Incentive Stock Options

With respect to shares of Stock received by a Participant pursuant to the exercise of an Incentive Stock Option, if such Participant disposes of any such shares within (i) two (2) years from the date of grant of such Option or (ii) one (1) year after the transfer of such shares to the Participant, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Participant an amount sufficient to satisfy federal, state and local tax withholding requirements attributable to such disqualifying disposition.

SECTION 11

PROVISION OF INFORMATION

Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

SECTION 12

COMPLIANCE WITH SECURITIES LAW,
OTHER APPLICABLE LAWS AND COMPANY POLICIES

The Plan, Award Agreements, the grant of Awards and the issuance of shares of Stock shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to securities and all other applicable laws, regulations and requirements of any stock exchange or market system upon which the stock is listed or traded. Options may not be exercised and Stock may not be issued if the issuance of shares of Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised and no shares of Stock may be issued unless (a) a registration statement under the Securities Act shall at the time be in effect with respect to the shares issuable or (b) in the opinion of legal counsel to the Company, the shares issuable may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. If the shares of Stock issuable pursuant to an Award are not registered under the Securities Act, the Company may imprint on the certificate for such shares the following legend or any other legend which legal counsel for the Company considers necessary or advisable to comply with the Securities Act:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT

BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option or the issuance of shares of Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

Unless otherwise specifically provided in an Award Agreement, all Awards and all shares of stock issued and any payments are subject to the Company’s clawback policies adopted by the Company at any time and as amended from time to time.

SECTION 13

NONTRANSFERABILITY OF AWARDS AND STOCK

During the lifetime of the Participant, an Award shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Subject to the following paragraph, an Award may be assignable or transferable by the Participant only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, and only if it is so specified in the Award Agreement; provided, however, that an Incentive Stock Option may only be assignable or transferable by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee in the Award Agreement, and in accordance with applicable law, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, under the Securities Act, and the General Instructions to Form S-8 Registration Statement under the Securities Act. However, the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, or any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests (collectively, “Permitted Transferees”); provided further that, (a) there may be no consideration for any such transfer and (b) subsequent transfers of Options transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option and transfers to other Permitted Transferees of the original holder.

SECTION 14

NONCOMPETITIVE ACTIONS

The Committee may provide in an Award Agreement a requirement to enter into a noncompetition agreement in connection with the Award or the effect of a violation of a noncompetition agreement on an Award.

SECTION 15

TERMINATION OR AMENDMENT OF PLAN

The Committee may terminate or amend the Plan at any time. However, no grant of Awards shall be made after the tenth (10th) anniversary of the Effective Date (the “Term”). Subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders within the time required, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2 and Section 25),

(b) no change in the class of persons eligible to receive Awards or purchase Stock under the Plan or to extend the Term of the Plan, (c) no repricing of an Option or SAR or other amendment as provided in Section 3.3(j) (except by operation of Sections 4.2 or 25 hereof) and (d) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule or the stock exchange or market system on which the Stock is traded. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee or otherwise provided in the Plan. In any event, no termination or amendment of the Plan may materially adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Award designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule, including Code Section 409A or as otherwise permitted under the Plan, including upon a Change in Control.

SECTION 16

STOCKHOLDER APPROVAL

The Plan is adopted by the Board as of the Effective Date and shall be approved by the stockholders of the Company on or within twelve (12) months of the date of adoption thereof by the Board. Any Awards granted under the Plan prior to such stockholder approval shall not vest or otherwise become payable or exercisable until such stockholder approval is obtained and if an Award does vest or become payable or exercisable due to an acceleration event or alternate payment event prior to such stockholder approval such Award and any payment related thereto shall be forfeited if such stockholder approval is not obtained. In addition, Options or performance-based compensation under Section 8.2 granted prior to stockholder approval of the Plan or in excess of the Stock previously approved by the stockholders shall become exercisable and otherwise shall not be paid no earlier than the date of stockholder approval of the Plan or stockholder approval of such increase in the Stock, as the case may be.

SECTION 17

NO GUARANTEE OF TAX CONSEQUENCES

Neither the Company, the Board nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

SECTION 18

SEVERABILITY

In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

SECTION 19

GOVERNING LAW

The Plan and Awards shall be interpreted, construed and constructed in accordance with the laws of the State of Utah without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

SECTION 20

SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

SECTION 21

RIGHTS AS A STOCKHOLDER

The holder of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by the Award until the date of issue of a stock certificate to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

SECTION 22

NO SPECIAL EMPLOYMENT OR SERVICE RIGHTS

Nothing contained in the Plan or Award Agreement shall confer upon any Participant receiving a grant of any Award any right with respect to the continuation of his or her Service with the Company (or any Affiliate) or interfere in any way with the right of the Company (or Affiliate), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of any Award.

SECTION 23

REORGANIZATION OF COMPANY

The existence of an Award shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares of Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

SECTION 24

CODE SECTION 409A

To the extent that any Award is deferred compensation subject to Code Section 409A, the Award Agreement shall comply with the requirements of Code Section 409A including, without limitation, to the extent required using applicable definitions from Code Section 409A, and to the extent required by Code Section 409A, using a more restrictive definition of Change in Control to comply with Code Section 409A or a more restrictive definition of Disability as provided in Code Section 409A. To the extent an Award is deferred compensation subject to Code Section 409A, the Award shall specify a time and form of payment schedule. In addition if any Award constitutes deferred compensation under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following requirements, if and to the extent required to comply with Code Section 409A, and as determined by the Committee and specified in the Award Agreement:

(a) Payments under the Section 409A Plan may not be made earlier than (i) the Participant’s separation from service, (ii) the date of the Participant’s Disability, (iii) the Participant’s death, (iv) a specified time (or pursuant to a fixed schedule) specified in the Award Notice at the date of the deferral of such compensation, (v) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or (vi) the occurrence of an unforeseeable emergency;

(b) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service; and

(c) elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code.

With respect to any Award that is subject to Code Section 409A, in the case of any Participant who is specified employee, a distribution on account of a separation from service may not be made before the date which is six (6) months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death). For purposes of the foregoing, the terms “separation from service” and “specified employee”, all shall be defined in the same manner as those terms are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award as determined by the Committee. If an Award is subject to Code Section 409A, as determined by the Committee, the Committee may interpret or amend any Award to comply with Code Section 409A without a Participant’s consent even if such amendment would have an adverse effect on a Participant’s Award. With respect to an Award that is subject to Code Section 409A, the Board may amend or interpret the Plan as it deems necessary to comply with Section 409A, including, without limitation, limiting the Committee’s or Company’s discretion with respect to an Award that constitutes deferred compensation to the extent it would violate Code Section 409A, and no Participant consent shall be required even if such an amendment would have an adverse effect on a Participant’s Award. Notwithstanding the foregoing, none of the Company, the Committee, any Company Affiliate or their directors, members, officers, employees or agents of any of the foregoing guarantee or are responsible for the tax consequences to a Participant for an Award including, without limitation, an excise tax under Code Section 409A.

SECTION 25

ADJUSTMENTS UPON A CHANGE IN CONTROL

If a Change in Control occurs, except a Change in Control solely on account of Section 2.1(f)(ii), then the Committee, at its sole discretion, shall have the power and right to (but subject to any accelerated vesting specified in an Award Agreement):

(a) cancel, effective immediately prior to the occurrence of the Change in Control, each outstanding Award (whether or not then exercisable) (including the cancellation of any Options not in the money for which the exercise price is greater than the consideration to be received), and with respect to Options and SARs that currently have an exercise price less than the consideration to be received immediately prior to the Change in Control, pay to the Participant an amount in cash equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holders of Stock as a result of such Change in Control over (ii) the exercise price of such Award, if any; provided, however, this subsection shall be inapplicable to an Award granted within six (6) months before the occurrence of the Change in Control but only if the Participant is an Insider and such disposition is not exempt under Rule 16b-3 (or other rules preventing liability of the Insider under Section 16(b) of the Exchange Act) and, in that event, the provisions hereof shall be applicable to such Award after the expiration of six (6) months from the date of grant; or

(b) provide for the exchange or substitution of each Award outstanding immediately prior to such Change in Control (whether or not then exercisable) for another award with respect to the Stock or other property for which such Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the exercise price of the Award, if any, or in the number of shares of Stock or amount of property (including cash) subject to the Award; or

(c) provide for assumption of the Plan and such outstanding Awards by the surviving entity or its parent.

The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this Section 25.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Officer of the Company certifies that the foregoing sets forth the Superior Drilling Products, Inc. 2015 Long Term Incentive Plan as duly adopted by the Board as of the Effective Date.

SUPERIOR DRILLING PRODUCTS, INC.

By:

Name:
Title:

SUPERIOR DRILLING PRODUCTS, INC.
1583 SOUTH 1700 EAST
VERAL, UT 84078

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M91847-P66523

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SUPERIOR DRILLING PRODUCTS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Director	☐	☐	☐

Nominee:

01) Michael Ronca

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Proposal to adopt the 2015 Long-Term Incentive Plan.	☐	☐	☐
3. Proposal to ratify the appointment of Hein & Associates, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

The Board of Directors does not have a recommendation for voting on the following proposal:

	For	Against	Abstain
4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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M91848-P66523

SUPERIOR DRILLING PRODUCTS, INC.
Annual Meeting of Stockholders
June 15, 2015 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint G. Troy Meier, Annette Meier and Christopher D. Cashion or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SUPERIOR DRILLING PRODUCTS, INC., that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, MDT on June 15, 2015, at the Corporate offices of the Company in Vernal, Utah, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted For the election of the nominees listed on the reverse side for the board of directors and FOR proposals 2 and 3.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 15, 2015.

SUPERIOR DRILLING PRODUCTS, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 30, 2015
Date: June 15, 2015 **Time:** 9:00 AM MDT
Location: Corporate offices of
Superior Drilling Products, Inc.
1583 South 1700 East
Vernal, Utah 84078

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

SUPERIOR DRILLING PRODUCTS, INC.
1583 SOUTH 1700 EAST
VERAL, UT 84078

M91857-P66523

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT   ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 1, 2015 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M91858-P66523

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Director

   Nominee:

   01) Michael Ronca

The Board of Directors recommends you vote FOR proposals 2 and 3.

2. Proposal to adopt the 2015 Long-Term Incentive Plan.

The Board of Directors does not have a recommendation for voting on the following proposal:

4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

M91859-P66523